                          LOAN AND SECURITY AGREEMENT

                          Dated as of November 5, 1996

                                     Among

                       BANKAMERICA BUSINESS CREDIT, INC.

                                 as the Lender

                                      and

                              OUTLOOK GROUP CORP.,
                          OUTLOOK LABEL SYSTEMS, INC.,
                              OUTLOOK FOODS, INC.,
                            OUTLOOK PACKAGING, INC.,
                           BARRIER FILMS CORPORATION

                               as the Borrowers



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     LOAN AND SECURITY AGREEMENT, dated as of November 5,1996, by and between
BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation, with offices at 231
S. LaSalle St., Chicago, Illinois 60697 (the "Lender") and OUTLOOK GROUP CORP., a Wisconsin corporation, ("Parent") with offices at 1180 American Drive, Neenah, Wisconsin 54957-0748; OUTLOOK LABEL SYSTEMS, INC. ("Outlook Label"); OUTLOOK FOODS, INC. ("Outlook Foods"); OUTLOOK PACKAGING, INC. ("Outlook Packaging"); and BARRIER FILMS CORPORATION ("Barrier") (collectively, the "Borrowers")

                              W I T N E S S E T H

     WHEREAS, Borrowers desire to borrow funds to refinance existing indebtedness and replace existing stand-by letters of credit supporting industrial revenue bonds (the "Refinancing"); and

     WHEREAS, the Borrowers have requested that the Lender make a term loan to the Borrowers in the aggregate principal amount of $4,870,000 and to make available to the Borrowers a revolving line of credit for loans and letters of credit in an amount not to exceed $25,000,000, which extensions of credit the Borrowers will use for the Refinancing and for their working capital needs and general business purposes;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers and the Lender hereby agree as follows:

     1. DEFINITIONS.  As used herein:

     "Account" means each Borrower's right to payment for a sale or lease and delivery of goods or rendition of services.

     "Account Debtor" means each Person obligated in any way on or in connection with an Account.

     "ACH Settlement Risk Reserve" means any and all reserves which the Lender from time to time establishes, in its sole discretion, with respect to ACH Transactions.

     "ACH Transactions" means all debts, liabilities, and obligations now or hereafter owing from the Borrowers to the Bank or Bank of America Illinois arising from or related to the automatic clearing house transfer of funds by the Bank for the account of any of the Borrowers pursuant to agreement or overdrafts.

     "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Borrowers, the Borrowers' consolidated net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, less any and all of the following included in such net income: (a) gain or loss arising


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from the sale of a capital asset; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any corporation, substantially all the assets of which have been acquired by any Borrower in any manner, to the extent realized by such other corporation prior to the date of acquisition;
(d) earnings of any business entity in which any Borrower has an ownership interest unless (and only to the extent) such earnings shall actually have been received by such Borrower in the form of cash distributions; (e) earnings of any Person to which assets of any Borrower shall have been sold, transferred or disposed of, or into which any Borrower shall have been merged, or which has been a party with any Borrower to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of any Borrower or from cancellation or forgiveness of Debt; and (g) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

     "Adjusted Tangible Assets" means all of the Borrowers' consolidated assets except: (a) goodwill; (b) assets of any Borrower constituting Intercompany Accounts; and (c) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Closing Date.

     "Adjusted Tangible Net Worth" means, at any date: (a) the book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the consolidated Adjusted Tangible Assets would be shown on a consolidated balance sheet of the Borrowers at such date prepared in accordance with GAAP less (b) the amount at which the Borrowers' consolidated liabilities would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be shown on such balance sheet or disclosed in the notes thereto.

     "Affiliate" means: (a) a Person which, directly or indirectly, controls, is controlled by or is under common control with, any Borrower; (b) a Person which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of any Borrower; or (c) a Person in which five percent of any class of the voting stock is beneficially owned or held, directly or indirectly, by any Borrower. The term control (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

     "Anniversary Date" means each anniversary of the Closing Date.

     "Availability" means at any time the lesser of:

            (A)  The amount of twenty-five million Dollars
     ($25,000,000) less the aggregate undrawn face amount of all outstanding IRB Letters of Credit (the "Maximum Revolving
     Credit Line") less

     (i) the unpaid balance of Revolving Loans at that time; and

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     (ii)   the aggregate undrawn face amount of all outstanding Letters of
            Credit (other than the undrawn face amount of outstanding IRB Letters of Credit) which the Lender has caused to be issued or obtained for any Borrower's account;

                                      or

     (B)    The Borrowers' consolidated Borrowing Bases equal to the sum of

            (a) up to eighty percent (80%) of the Net Amount of Eligible Accounts, plus

            (b)  the lesser of

                 a) $8,000,000 (provided that no more than (i) $2,000,000 may be attributable to each of Parent, Outlook Packaging and Outlook Foods, and (ii) $1,500,000 may be attributable to each of Barrier and Outlook Label); or

                 b) an amount equal to sixty percent (60%) of the book value of Eligible Inventory (valued at the lower of cost or market on a First-In, First-Out basis) (provided that in no event shall advances against the Outlook Foods Private Label Inventory exceed $500,000); less

     (i)    the unpaid balance of Revolving Loans at that time;

     (ii) the aggregate undrawn face amount of all outstanding Letters of Credit (other than the undrawn face amount of outstanding IRB Letters of Credit) which the Lende has caused to be issued or obtained for any Borrower's account;

     (iii)  reserves for accrued interest on the Revolving Loans and the Term
            Loan;

     (iv)   the Environmental Compliance Reserve;

     (v)    the ACH Settlement Risk Reserve;

     (vi)   a reserve for customer deposits;

     (vii)  the IRB Reserve; and

     (viii) all other reserves which the Lender in its reasonable credit judgment deems necessary to maintain with respect to each Borrower's account, including, without limitation, any amounts which the Lender may need to pay for the account of such Borrower in order to preserve the priority of the Lender's

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                  Security Interests in the Collateral consistent with the
                  terms of this Agreement.

     "Bank" means Bank of America National Trust and Savings Association in San Francisco, California.

     "Borrowing" means a borrowing hereunder consisting of Revolving Loans or Term Loans by the Lender to the Borrowers.

     "Borrowing Base" means as to each Borrower, the sum of

     (a)   up to 80% of the Net Amount of Eligible Accounts of that Borrower;
           plus

     (b) up to 60% of the book value of that Borrower's Eligible Inventory (valued at the lower of cost or market on a First-In First-Out basis); provided that advances attributable to this clause (c) shall not exceed (x) $2,000,000 with respect to each of Parent, Outlook Packaging and Outlook Foods (of which amount with respect to Outlook Foods Private Label Inventory shall not exceed $500,000) and
           (y) $1,500,000 with respect to each of Barrier and Outlook Label;
           less

     (i) reserves for accrued interest on the Revolving Loans and Term Loan outstanding to that Borrower;

     (ii) that portion of the Environmental Compliance Reserve applicable to that Borrower;

     (iii) the ACH Settlement Risk Reserve applicable to that Borrower;

     (iv) a reserve for customer deposits reflected on that Borrower's books and records;

     (v)   the IRB Reserve applicable to that Borrower; and

     (vi) all other reserves which the Lender in its reasonable credit judgment deems necessary to maintain with respect to each Borrower's account, including, without limitation, any amounts which the Lender may need to pay for the account of such Borrower in order to preserve the value of the Collateral and/or the priority of the Lender's Security Interest in the Collateral consistent with the terms of this Agreement.

     "Borrowing Base Certificate" means a certificate regarding a Borrower's Borrowing Base in the form of Exhibit D hereto.

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     "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in San Francisco, California, or Chicago, Illinois, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading is carried on by and between banks in the London interbank market.

     "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Public Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

     "Capital Expenditures" means all payments due (whether or not paid) during a Fiscal Year in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with Capital Leases.

     "Capital Lease" means any lease of Property by any Borrower that, in accordance with GAAP, should be reflected as a liability on the consolidated balance sheet of the Borrowers.

     "Closing Date" means the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" has the meaning given to such term in Section 7.1.

     "Collateral Management Fee" has the meaning specified in Section 3.5.

     "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or other substance or material, the handling, release, or possession of which is regulated to protect health, safety, or environment, or any constituent of any such substance or waste.

     "Debt" means all liabilities, obligations and indebtedness of each Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (a) each Borrower's liabilities and obligations to trade creditors; (b) all Obligations; (c) all obligations and liabilities of any Person secured by any Lien on any Borrower's Property, even though such Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of such Borrower prepared in accordance with GAAP; (d) all obligations or liabilities created or

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

arising under any Capital Lease or conditional sale or other title retention agreement with respect to Property used or acquired by any Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such Property; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of that Borrower prepared in accordance with GAAP;
(e) all accrued pension fund and other employee benefit plan obligations and liabilities; (f) all obligations and liabilities under Guaranties; and (g) deferred taxes.

     "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of Property in respect of capital stock or options or warrants in respect of such capital stock of such corporation, other than distributions in capital stock of the same class; or
(b) the redemption or other acquisition of any capital stock of such corporation.

     "DOL" means the United States Department of Labor or any successor department or agency.

     "EBITDA" means with respect to the Borrowers, on a consolidated basis for any period, Adjusted Net Earnings from Operations, plus the sum of (i) interest expenses, (ii) income taxes, (iii) depreciation, (iv) amortization, and (v) other non-cash expenses, each to the extent deducted in determining the Borrowers' Adjusted Net Earnings from Operations for that period, less non-cash income included in the calculation of Adjusted Net Earnings from Operations for that period.

     "Eligible Accounts" means those Accounts which are not ineligible as the basis for Revolving Loans, based on the following criteria and on such other criteria as the Lender may from time to time establish in its reasonable commercial discretion. Without intending to limit the Lender's discretion to establish other criteria of eligibility, Eligible Accounts shall not include any Account:

                 (a) (i) except as permitted in the following clause (ii), with respect to which more than 90 days have elapsed since the date of the original invoice therefor or (ii) which are outstanding more than sixty (60) days past the due date specified in the original invoice thereof; provided that the specified due date shall not be more than sixty (60) days after the original invoice date;

                 (b) with respect to which any of the epresentations,
            warranties, covenants, and agreements contained in this Agreement are not or have ceased to be complete and correct or have been breached;

                 (c) with respect to which, in whole or in part, a check,
            promissory note, daft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

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



                 (d) which represents a progress billing (as hereinafter
            defined) or as to which the applicable Borrower has extended the time for payment without the consent of the Lender; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the applicable Borrower's completion of any further performance under the contract or agreement;

                 (e) as to which any one or more of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

                 (f) owed by an Account Debtor if the aggregate dollar amount of all Accounts owed by such Account Debtor exceeds a credit limit determined by Lender in its sole discretion, but only to the extent such Accounts exceed such limit;

                 (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States; or (ii) is not organized under the laws of the United States or any state thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit acceptable to Lender;

                 (h) owed by an Account Debtor which is an Affiliate or
            employee of any  Borrower;

                 (i) except as provided in (k) below, as to which the
            perfection, enforceability, or validity of the Security Interest in such Account, or the Lender's right or ability to obtain direct payment to the Lender of the Proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

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



                 (j) which is owed by an Account Debtor to which the applicable
            Borrower is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Lender to waive setoff and recoupment rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

                 (k) which is owed by the government of the United States of
            America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended, and any other steps necessary to perfect the Security Interest and protect the Lender's rights therein, have been complied with to the Lender's satisfaction with respect to such Account;

                 (l) which is owed by any state, municipality, or other
            political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Lender determines that its Security Interest therein is not or cannot be perfected;

                 (m) which arises out of a sale to an Account Debtor on a
            bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis or on a C.O.D. basis;

                 (n) which is evidenced by a promissory note or other
            instrument or by  chattel paper;

                 (o) if twenty-five percent (25%) or more of the aggregate
            dollar amount of outstanding Accounts owed at such time by the Account Debtor is classified as ineligible under clause (a) above;

                 (p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the applicable Borrower to seek judicial enforcement in such state of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year; or

                 (q) arising out of a sale not made in the ordinary course of the applicable  Borrower's business;

                 (r) with respect to which the goods giving rise to such
            Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;


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                 (s)  which is not subject to a first priority, perfected
            security interest in favor of the Lender;

                 (t) if Lender believes in its reasonable credit judgment that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay; or

                 (u) which is owed by an Account Debtor which the Lender, in its reasonable credit judgment, otherwise deems to be uncreditworthy.

If any Account at any time ceases to be an Eligible Account by reason of any of the foregoing exclusions or any failure to meet any other eligibility criteria established by the Lender in the exercise of its reasonable discretion then such Account shall promptly be excluded from the calculation of Eligible Accounts.

     "Eligible Inventory" means Inventory, valued at the lower of cost or market, that constitutes raw materials or first quality finished goods and that:

                 (a) is not, in the Lender's reasonable opinion, obsolete, or unmerchantable;

                 (b) is not slow-moving Inventory, including but not limited to, Inventory consisting of twenty-five percent (25%) (by value) of all paper stock with a "last purchase date" equal to or greater than one year as of any date of determination;

                 (c) is located at Premises owned or leased by the Borrowers or on Premises otherwise reasonably acceptable to the Lender, provided, however, that Inventory located on Premises leased to the Borrowers shall not be Eligible Inventory unless the Borrowers shall have delivered to the Lender a written waiver, duly executed on behalf of the appropriate landlord and in form and substance acceptable to the Lender, of all Liens which the landlord for such Premises may be entitled to assert against such Eligible Inventory;

                 (d) is subject to the Lender's first priority perfected
            security interest;

                 (e) is not work-in-process, or spare, service or used parts, bill-and-hold Inventory, returned or defective Inventory, or Inventory delivered to the Borrowers on consignment;

                 (f) does not constitute Outlook Foods Private Label Inventory at any date more than 180 days after the Closing Date;

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                 (g) is not wrapping materials, packing materials, shipping materials, corrugated containers, or rolls and sheets (other than such materials as constitute a part of finished goods);

                 (h) is not Make-Ready Inventory;

                 (i) is not printing plates used for production but not part of finished  goods;

                 (j) is not supply items, including paper sheeter skids and items for  enhancement;

                 (k) is not Inventory in-transit; provided that Inventory
            in-transit that otherwise meets all other criteria for eligibility shall be Eligible if it is in-transit to a Borrower's facilities, will be paid for upon a presentation of a trade Letter of Credit; the Lender is named as a consignee on the applicable bill of lading or other document of title; the Lender has possession of that bill of lading or other document of title and has a first priority perfected security interest in the Inventory in-transit and such Inventory is covered by insurance acceptable to the Lender; and

                 (l) is not otherwise deemed ineligible by the Lender in the exercise of its reasonable discretion as the basis for Revolving Loans based on such collateral and credit criteria as the Lender may from time to time establish.

      If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

     "Environmental Compliance Reserve" means all reserves which the Lender from time to time establishes for amounts that are reasonably required to be expended in order for each Borrower and its operations and Property to comply with Environmental Laws or in order to correct any violation by any Borrower or its operations or Property of Environmental Laws.

     "Environmental Laws" means all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidance, orders and consent decrees relating to health, safety, hazardous substances, and environmental matters applicable to the Borrowers' business and facilities (whether or not owned by a Borrower). Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended; the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended; the Clean Water Act, 33 U.S.C. Section 466 et seq., as amended; the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended; state and federal lien and environmental cleanup programs; and U.S. Department of Transportation regulations.

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



     "Environmental Lien" means a Lien in favor of any Public Authority for (a) any liability under any Environmental Laws, or (b) damages arising from, or costs incurred by such Public Authority in response to, a Release or threatened Release of a Contaminant into the environment.

     "Equipment" means all of each Borrower's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including, without limitation, data processing hardware and software, motor vehicles, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by any Borrower and all of such Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means, with respect to the Borrowers, any ERISA Affiliate or any Pension Plan, the occurrence of any of the following: (a) a Reportable Event; (b) a withdrawal by a substantial employer (as defined in Section 4001
(a)(12) of ERISA) subject to Section 4063 of ERISA; (c) a cessation of operations which is treated as a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multiemployer Plan; (e) a notification that a Multiemployer Plan is in reorganization under Section 4242 of ERISA; (f) the filing of a notice of intent to terminate a Pension Plan under 4041 of ERISA; (g) the treatment of an amendment of a Pension Plan as a termination under 4041 of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA; (i) the commencement of proceedings by the PBGC to terminate a Pension Plan under 4042 of ERISA; (j) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan; or (k) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

     "Event" means any event or condition which, with notice, the passage of time, the happening of any other condition or event, or any combination thereof, would constitute an Event of Default.

     "Event of Default" has the meaning specified in Section 12.1.


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


     "Excess Cash Flow" means for any period the Borrowers' Adjusted Net Earnings from Operations for such period, plus the sum of depreciation, amortization and other non-cash charges deducted in the determination of net income for that period, and less the sum of scheduled principal payments with respect to Debt for borrowed money (including industrial revenue bonds and the related IRB Reserve created in such period) and Capital Leases during that period and the unfinanced portion of Capital Expenditures during that period.

     "Facility Fee" has the meaning specified in Section 3.4.

     "Fixed Charges" means as to the Borrowers on a consolidated basis, for any fiscal period, the sum of (i) interest expenses paid or payable in cash, (ii) scheduled installments of principal paid or payable with respect to Debt for borrowed money and Capital Leases; (iii) that portion of Capital Expenditures not financed by borrowings from third parties; and (iv) income taxes paid or payable in cash.

     "Fixed Charge Coverage Ratio" means as to the Borrowers on a consolidated basis, for any fiscal period, the ratio of EBITDA to Fixed Charges.

     "Financial Statements" means, according to the context in which it is used, the financial statements attached hereto as Exhibit B-1, and the pro forma balance sheet attached hereto as Exhibit B-2 or any financial statements required to be given to the Lender pursuant to Section 8.2(a) (b) and (c), or any combination thereof.

     "Fiscal Year" means the Borrowers' fiscal year for financial accounting purposes. The current Fiscal Year of the Borrowers will end on May 31, 1997.

     "Funding Date" means the date on which a Borrowing occurs.

     "GAAP" means at any particular time generally accepted accounting principles as in effect at such time.

     "General Intangibles" means general intangibles as such term is defined in
Article 9 of the UCC.

     "GE Operating Lease" means the master lease agreement among General Electric Capital Corporation, Parent and Packaging as lessees, relating to the GECC Transaction.

     "GE Operating Lease Documents" means collectively the GE Operating Lease, the GE Operating Lease Guaranties and all other documents and agreements delivered in connection with the GE Operating Lease.

     "GE Operating Lease Guaranties" means guaranties of the operating lease obligations by Parent with respect to the obligations of Packaging, by Packaging with respect to the obligations of Parent and by each of the other Borrowers with respect to the obligations of Parent and Packaging.

     "GE Operating Lease Subordination" means a subordination agreement among General Electric Capital Corporation, SWIB and Lender whereby the GE Operating Lease Guaranties are subordinated in right of payment to the payment of the Obligations hereunder and to payments under the SWIB Loan Documents.

     "GECC Transaction" means the sale to, and lease from, General Electric Capital Corporation by Parent and Packaging of the Equipment described on
Schedule 1.3.

     "Guaranty" by any Person means all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligation of any other Person (the "guaranteed obligations"), or to assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any Property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; (c) to lease Property or to purchase any debt or equity securities or other Property or services.

     "Intercompany Accounts" means all assets and liabilities, however arising, which are due to any Borrower from, which are due from any Borrower to, or which otherwise arise from any transaction by any Borrower with, any Affiliate.

     "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, or three months thereafter as selected by the Parent in its Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that:

                 (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                 (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                 (iii) no Interest Period shall extend beyond the Stated
            Termination Date  or any renewal term.

     "Inventory" means all of each Borrower's now owned and hereafter acquired inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-process, finished goods, returned goods, and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

     "IRB Letters of Credit" means Letters of Credit in the aggregate face amount of $5,600,000 issued in support of outstanding industrial revenue bonds (whether by direct support or indirect support in the form of back-up letters of credit to existing letters of credit providing direct support) under which one or more of the Borrowers is obligated as described on Schedule 1.2 hereto.

     "IRB Reserve" means to each Borrower or as to all Borrowers in the aggregate, as applicable, as of any date of determination, the amount owing by such Borrower or the Borrowers (as applicable) under industrial revenue bonds outstanding, less the amount that would have been outstanding under those industrial revenue bonds, if those industrial revenue bonds had amortized in equal installments over a seven-year period commencing as of the Closing Date.

     "IRS" means the Internal Revenue Service or any successor agency.

     "Latest Projections" means: (a) on the Closing Date and thereafter until the Lender receives new projections pursuant to Section 8.2(f), the projections of the Borrowers' monthly financial condition, results of operations, and cash flow for the three-year period ending May 31, 1999, attached hereto as Exhibit B-3; and (b) thereafter, the projections most recently received by the Lender pursuant to Section 8.2(f).

     "Letter of Credit" has the meaning specified in Section 2.3.

     "Letter of Credit Fee" has the meaning specified in Section 3.6.

     "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan.

     "LIBOR Interest Rate Determination Date" means each date of calculating the LIBOR Rate for purposes of determining the interest rate with respect to an Interest Period. The LIBOR Interest Rate Determination Date for any LIBOR Rate Loan shall be the second Business Day prior to the first day of the related Interest Period for such LIBOR Rate Loan.

     "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/1000th of 1.0%) determined as follows:


               LIBOR Rate = LIBOR
               --------------------------------------------------
                             1.00 - Eurodollar Reserve Percentage



                                      -15-


               Where,


                 "Eurodollar Reserve Percentage" means for any day for any
            Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.0%) in effect on such day (whether or not applicable to the Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                 "LIBOR" means the rate of interest per annum (rounded upward to the next 1/16 of 1%) notified to the Lender by Bank as the rate of interest at which United States Dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan and having a maturity comparable to such Interest Period would be offered by Bank's applicable lending office to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

     "LIBOR Rate Loans" means, collectively, the LIBOR Revolving Loans and the LIBOR Term Loans.

     "LIBOR Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

     "LIBOR Term Loan" means any portion of the Term Loan during any period in which such portion bears interest based on the LIBOR Rate.

     "Lien" means: (a) any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting Property.

     "Loans" means, collectively, all loans and advances provided for in
Section 2.

     "Loan Documents" means this Agreement, the Term Note, the Patent and Trademark Assignments, the Mortgages, and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the Security Interest, or any other aspect of the transactions contemplated by this Agreement.

     "Loan Year" means each period of twelve consecutive months commencing on the Closing Date and each Anniversary Date.

     "Make-Ready Inventory" means rejected stock used in the start-up of a printing job to test quality.

     "Maximum Revolving Credit Line" has the meaning specified in the definition of "Availability."

     "Mortgages" means each Leasehold Mortgage, Security Agreement, and Assignments of Leases and Rents dated the date hereof between any Borrower and the Lender and delivered to the Lender pursuant to Section 7.1(b).

     "Multiemployer Plan" means a multiemployer as defined in Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate makes, is making, made, or was at any time during the current year or the immediately preceding six (6) years obligated to make contributions.

     "Net Amount of Eligible Accounts" means the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, accrued rebates (including volume rebates), claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed in respect of such Eligible Accounts.

     "Notice of Borrowing" has the meaning specified in Section 2.2(b).

     "Notice of Conversion/Continuation" has the meaning specified in Section 3.2(b).

     "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and Debt owing by any Borrower to the Lender, whether or not arising under this Agreement, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Lender in any Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys fees, filing fees and any other sums chargeable to any Borrower hereunder, under another Loan Document, or under any other agreement or instrument with the Lender. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations (direct, contingent or otherwise) now or hereafter owing from any Borrower to Lender under or in connection with the Letters of Credit (including IRB Letters of Credit) and (b) all debts, liabilities and obligations now or hereafter owing from the Borrowers to the Lender arising from or related to ACH Transactions.

     "Outlook Foods Private Label Inventory" means Inventory sold by Outlook Foods to retailers for its own account under private label (as distinct from goods packaged for nationally recognized consumer products companies under their brand names).

     "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

     "Participating Lender" means any Person who shall have been granted the right by the Lender to participate in the Loans and who shall have entered into a participation agreement in form and substance satisfactory to the Lender.

     "Patent and Trademark Assignment" means the Collateral Assignment of Patents (Security Agreement) and the Collateral Assignment of Trademarks (Security Agreement) each dated as of the date hereof, executed and delivered by the Borrowers to the Lender to evidence and perfect the Lender's Security Interest in the Borrowers' present and future patents, trademarks, and related licenses and rights.

     "Payment Account" means each blocked bank account or bank account associated with a lock box, established pursuant to Section 7.10, to which the funds of any Borrower (including, without limitation, Proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Lender or such Borrower, as the Lender may determine, on terms acceptable to the Lender.

     "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

     "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which such Borrower or an ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions or, in the case of a Multiemployer Plan, has made contributions at any time during the current year or the immediately preceding six (6) plan years.

     "Permitted Liens" means: (a) Liens for taxes not yet delinquent or Liens for taxes in an amount not to exceed $100,000 being contested in good faith by appropriate proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on the applicable Financial Statements and that a stay of enforcement of any such Lien is in effect; (b) Liens in favor of the Lender;
(c) Liens arising by operation of law in favor of warehouseman, landlords, carriers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business of any Borrower and not in connection with the borrowing of money, for sums not yet delinquent or which are being contested in good faith and by proper proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, required by GAAP shall have been made therefor on the applicable Financial Statements and a stay of enforcement of any such Lien is in effect; (d) Liens in connection with worker's compensation or other unemployment insurance incurred in the ordinary course of any Borrower's business; (e) Liens created by deposits of cash to secure performance of bids, tenders, leases (to the extent permitted under this Agreement), or trade contracts, incurred in the ordinary course of business of any Borrower and not in connection with the borrowing of money; (f) Liens arising by reason of cash deposits for surety or appeal bonds in the ordinary course of business of any Borrower; (g) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which the applicable Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured; (h) Liens on the assets described on Schedule 1.1 hereto in favor of SWIB securing Debt in an amount not to exceed $10,770,400; (i) with respect to any Premises: Liens in favor of SWIB pursuant to the SWIB Loan Documents, easements, rights of way, zoning and similar covenants and restrictions and similar encumbrances which customarily exist on properties of corporations engaged in similar activities and similarly situated and which in any event do not materially interfere with or impair the use or operation of the Collateral by any Borrower or the value of the Lender's Security Interest therein, or materially interfere with the ordinary conduct of the business of such Borrower and (j) Liens, other than as described on Schedule 1.1, in existence on the Closing Date and listed on Exhibit A.

     "Permitted Rentals" has the meaning specified in Section 10.21.

     "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company association, corporation, Public Authority, or any other entity.

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower or an ERISA Affiliate sponsors or maintains or to which any Borrower or an ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan.

     "Premises" means the land (including leased premises) identified by addresses on Schedule 9.13 together with all buildings, improvements, and fixtures thereon and all tenements, hereditament, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which any Borrower has any interest on the Closing Date.

     "Proceeds" means all products and proceeds of any Collateral, and all proceeds of such proceeds and products, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Proprietary Rights" means all of each Borrower's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, trade names, trade styles, patent and trademark applications and licenses and rights thereunder, including without limitation those patents, trademarks and copyrights set forth on Schedule 9.14, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

     "Pro Rata Share" means, on the date of determination thereof, a fraction (expressed as a percentage), the numerator of which is an amount equal to $29,870,000 less the amount of principal payments made to the Term Loan through the date of determination and the denominator of which is the sum of (x) an amount equal to $29,870,000 less the amount of principal payments made to the Term Loan through the date of determination plus (y) the principal amount of loans then outstanding under the SWIB Loan Documents.

     "Public Authority" means the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing.

     "Receivables" means all of each Borrower's now owned and hereafter arising or acquired: Accounts (whether or not earned by performance), including Accounts owed to any Borrower by any of its Subsidiaries or Affiliates, together with all interest, late charges, penalties, collection fees, and other sums which shall be due and payable in connection with any Account; proceeds of any letters of credit naming any Borrower as beneficiary; contract rights, chattel paper, instruments, documents, investment property, general intangibles (including without limitation chosen in action, causes of action, tax refunds, tax refund claims, and Reversions and other amounts payable to any Borrower from or with respect to any Plan) and all forms of obligations owing to any Borrower (including, without limitation, in respect of loans, advances, and extensions of credit by any Borrower to its Subsidiaries and Affiliates); guarantees and other security for any of the foregoing; goods represented by or the sale, lease or delivery of which gave rise to any of the foregoing; merchandise returned to or repossessed by any Borrower and rights of stoppage in transit, replevin, and reclamation; and other rights or remedies of an unpaid vendor, lienor, or secured party.

     "Reference Rate" means the rate of interest publicly announced from time to time by the Bank as its reference rate. It is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. However, the Bank may price loans at, above, or below such announced rate. Any changes in the Reference Rate shall take effect on the day specified in the public announcement of such change.

     "Reference Rate Loans" means, collectively, the Reference Rate Revolving Loans and the Reference Rate Term Loans.

     "Reference Rate Revolving Loans" means a Revolving Loan during any period in which it bears interest based on the Reference Rate.

     "Reference Rate Term Loans" means any portion of a Term Loan during any period in which such portion bears interest based on the Reference Rate.

     "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any real estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or real estate or other property.

     "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

     "Requirement of Law" means any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Public Authority.

     "Restricted Investment" means any acquisition of Property by any Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of stock, debt security, or other indebtedness or obligation, or the purchase or acquisition of any other Property, or a loan, advance, capital contribution, or subscription, except acquisitions of the following: (a) fixed assets to be used in the business of such Borrower, so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) current assets arising from the sale or lease of goods or rendition of services in the ordinary course of business of such Borrower; (c) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (d) certificates of deposit maturing within one year from the date of acquisition, bankers acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; and (e) commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

     "Reversions" means any funds which may become due to any Borrower in connection with the termination of any Plan or other employee benefit plan.

     "Revolver LIBOR Margin" has the meaning specified in Section 3.1(b)(i).

     "Revolver Reference Margin" has the meaning specified in Section
3.1(b)(i).

     "Revolving Loan Facility" has the meaning specified in Section 2.1.

     "Revolving Loans" has the meaning specified in Section 2.2.

     "Security Interest" means collectively the Liens granted to the Lender in the Collateral pursuant to this Agreement, the other Loan Documents, or any other agreement or instrument.

     "Senior Debt" means the Obligations and all other Debt constituting debt for borrowed money or Capital Lease obligations incurred or guaranteed by any Borrower, other than Debt for borrowed money that is expressly subordinated in right of payment to the Obligations.

     "Senior Debt/EBITDA Ratio" means as of the last day of any fiscal quarter, the ratio of Borrowers' Senior Debt, on a consolidated basis, to Borrowers' consolidated EBITDA for such quarter multiplied by four (4).

     "Solvent" shall mean when used with respect to any Person that: (a) the fair value of all its Property is in excess of the total amount of its debts (including contingent liabilities); (b) it is able to pay its debts as they mature; and (c) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

     "Specified Capital Expenditures" means Capital Expenditures relating to
(i) the purchase by Parent of a heidelberg press, provided that the aggregate consideration paid by Parent in connection therewith shall not exceed $765,000,
(ii) the purchase by Parent of a jagenberg sheeter, provided that the aggregate consideration paid by Parent in connection therewith shall not exceed $1,500,000, (iii) the purchase by Parent of various pieces of equipment previously leased through MetLife Capital and Fleet Capital, provided that the aggregate consideration paid by Parent in connection therewith shall not exceed $345,000, and (iv) the purchase by Outlook Packaging of various pieces of equipment previously leased through MetLife Capital and Fleet Capital, provided that the aggregate consideration paid by Outlook Packaging in connection therewith shall not exceed $94,000.

     "Stated Termination Date" means the third anniversary of the Closing Date.

     "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrowers.

     "SWIB" means the State of Wisconsin Investment Board.

     "SWIB Debt" means loans and obligations owing by Borrowers to SWIB in an aggregate principal amount not to exceed $10,770,400.

     "SWIB Loan Documents" means any and all documents, agreements or instruments evidencing Debt owed by any Borrower to SWIB.

     "Taxes" means any and all present or future taxes, assessments, levies, imposts, impositions, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which the Lender is organized or maintains a lending office.

     "Term LIBOR Margin" has the meaning specified in Section 3.1(b)(ii).

     "Term Loan" has the meaning specified in Section 2.4.

     "Term Note" has the meaning specified in Section 2.4.

     "Term Reference Rate Margin" has the meaning specified in Section
3.1(b)(ii).

     "Total Facility" has the meaning specified in Section 2.1.

     "UCC" means the Uniform Commercial Code (or any successor statute) of the State of Illinois or of any other state the laws of which are required by
Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

     "Unused Line Fee" has the meaning specified in Section 3.l(d).

     1.1 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

     1.2 Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine, or neuter pronoun shall also include the other genders.


     2. LOANS AND LETTERS OF CREDIT.

     2.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lender shall make available a total credit facility of up to $29,870,000 (the "Total Facility") for Borrowers' use from time to time during the term of this Agreement. The Total Facility shall be comprised of: (a) a revolving line of credit up to the limits of the Availability, consisting of revolving loans and Letters of Credit (including IRB Letters of Credit) as described in Sections 2.2 and 2.3 (the "Revolving Loan Facility"); and (b) a term loan as described in Section 2.4.

     2.2 Revolving Loans.


     (a) The Lender shall, upon the Parent's request from time to time, make revolving loans (the "Revolving Loans") to the Borrowers up to the limits of the Availability; provided however, that the aggregate Revolving Loans and Letters of Credit (other than IRB Letters of Credit) outstanding to any Borrower shall not exceed that Borrower's separate Borrowing Base. The Lender, in its discretion, may elect to exceed the limits of the Availability on one or more occasions, but if it does so, the Lender shall not be deemed thereby to have changed the limits of the Availability or to be obligated to exceed the limits of the Availability on any other occasion. If the unpaid balance of the Revolving Loans and undrawn Letters of Credit cause Availability to be a negative number or if the unpaid balance of Revolving Loans and Letters of Credit (other than IRB Letters of Credit) outstanding to any Borrower exceeds that Borrower's separate Borrowing Base, then the Lender may refuse to make or otherwise restrict Revolving Loans on such terms as the Lender determines until Availability is positive or such excess has been eliminated. The Parent may request Revolving Loans either telephonically or in writing. Each oral request for a Revolving Loan shall be conclusively presumed to be made by a person authorized by each Borrower to do so and the crediting of a Revolving Loan to a Borrower's deposit account, or transmittal to such Person as the Parent shall direct, shall conclusively establish the obligation of the applicable Borrower to repay such Revolving Loan as provided herein. The Lender will charge all Revolving Loans and other Obligations (other than principal installments of the Term Loan not yet due) to a loan account of each Borrower maintained with the Lender. All fees, commissions, costs, expenses, and other charges under or pursuant to the Loan Documents, and all payments made and out-of-pocket expenses incurred by the Lender pursuant to the Loan Documents, will be charged as Revolving Loans to the applicable Borrower's loan account as of the date due from such Borrower or the date paid or incurred by the Lender, as the case may be.

     (b) Procedure for Borrowing.

                        (i) Each Borrowing shall be made upon the Parent's
            irrevocable written notice delivered to the Lender in the form of a Notice of Borrowing (which notice must be received by the Lender prior to 11:00 a.m. (Chicago time) (1) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (2) no later than 11:00 a.m. on the requested Funding Date, in the case of Reference Rate Loans, specifying:

                       (A) the amount of the Borrowing;

                       (B) the requested Funding Date, which shall be a
                  Business Day;

                       (C) whether the Revolving Loans requested are to be
                  Reference  Rate Revolving Loans or LIBOR Revolving Loans;

                       (D) the duration of the Interest Period (one, two or
                  three months) if the requested Revolving Loans are to be LIBOR Revolving Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be three months; provided, however, that with respect to the Borrowings to be made on the Closing Date, such Borrowings will consist of Reference Rate Revolving Loans only; and

                       (E) the aggregate principal amount of such Borrowing
                  attributable to each Borrower.

                 (ii) After giving effect to any Borrowing, there may not be more than three (3) different Interest Periods in effect.

                 (iii) With respect to any request for Reference Rate Revolving
            Loans, in lieu of delivering the above-described Notice of Borrowing, the Parent may give the Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but Lender shall be entitled to rely on the telephonic notice in making such Revolving Loans.

     2.3 Letters of Credit.

     (a) (i) Subject to the terms and conditions of this Agreement, the Lender shall, upon the Parent's request from time to time, cause merchandise or standby letters of credit (including IRB Letters of Credit issued on the Closing Date) to be issued for the applicable Borrower's account (the "Letters of Credit"). The Lender will not cause to be opened any Letter of Credit (other than IRB Letters of Credit) if: (i) the maximum face amount of the requested Letter of Credit, plus the aggregate undrawn face amount of all outstanding Letters of Credit (other than IRB Letters of Credit), would exceed $3,000,000; (ii) the maximum face amount of the requested Letter of Credit, and all commissions, fees, and charges due from Borrowers to Lender in connection with the opening thereof, would cause the Availability to be exceeded at such time or together with Revolving Loans outstanding to that Borrower and other Letters of Credit (other than IRB Letters of Credit) outstanding to a particular Borrower would exceed that Borrower's separate Borrowing Base; or
(iii) the expiration date of the Letter of Credit would exceed the Stated Termination Date or any renewal term or be greater than twelve (12) months from the date of issuance; provided, however that the IRB Letter of Credit issued to the account of Outlook Packaging may have a final expiration date of October 20, 2000. All payments made and expenses incurred by the Lender pursuant to or in connection with the Letters of Credit will be charged to the applicable Borrower's loan account as Revolving Loans.

     (ii) Subject to the terms and conditions of this Agreement, on the Closing Date the Lender shall cause IRB Letters of Credit to be issued. The aggregate undrawn face amount of the IRB Letters of Credit shall not exceed $5,600,000 at any time outstanding and shall be permanently reduced as the underlying industrial revenue bonds are amortized. The Lender will not cause to be opened or extended any IRB Letter of Credit if the face amount of the requested IRB Letter of Credit and all commissions, fees and charges due from the Borrowers to the Lender in connection with the opening or extension thereof would cause Availability to be exceeded. Except as otherwise provided in Section 2.3(a)(i)(iii), the term of each IRB Letter of Credit shall be for twelve months, subject to annual renewals which shall be automatic subject to the conditions of Section 11.2. Except as otherwise provided in Section 2.3(a)(i)(iii), the expiration of any IRB Letter of Credit shall not exceed the Stated Expiration Date or any renewal term.

     (b) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 11, the obligation of the Lender to cause to be issued or extended any Letter of Credit (including an IRB Letter of Credit) is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Lender:

           (1) The applicable Borrower shall have delivered to the proposed issuer of such Letter of Credit, at such times and in such manner as such proposed issuer may prescribe, an application in form and substance satisfactory to such proposed issuer and the Lender for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Lender and such proposed issuer; and

           (2) As of the date of issuance, no order of any court, arbitrator or Public Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Public Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

     (c) Issuance of Letters of Credit.

           (1) Request for Issuance.  The Parent shall give the Lender three
      (3) Business Days' prior written notice of the Borrowers' request for the issuance of a Letter of Credit (other than an IRB Letter of Credit issued on the Closing Date). Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Parent shall attach to such notice the proposed form of the Letter of Credit that the Lender is requested to cause to be issued.

           (2) No Extensions or Amendment. The Lender shall not be obligated to cause any Letter of Credit (including an IRB Letter of Credit) to be extended or amended unless the requirements of this Section 2.3 are met as though a new Letter of Credit were being requested and issued.

     (d) Payments Pursuant to Letters of Credit.

           (1) Payment of Letter of Credit Obligations. Each Borrower that is the account party as to a Letter of Credit (including an IRB Letter of Credit) agrees to reimburse the issuer for any draw under such Letter of Credit immediately upon demand, and to pay the issuer of such Letter of Credit the amount of all other obligations and other amounts payable to such issuer under or in connection with such Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against such issuer or any other Person.

           (2) Revolving Loans to Satisfy Reimbursement Obligations. In the event that the issuer of any Letter of Credit (including an IRB Letter of Credit) honors a draw under such Letter of Credit and the applicable Borrower shall not have repaid such amount to the issuer of such Letter of Credit pursuant to Section 2.3(d)(1), the Lender shall pay the issuer and such amount when paid shall constitute a Revolving Loan to such Borrower which shall be deemed to have been requested by the Parent.

     (e) Compensation for Letters of Credit.

           (1) Letter of Credit Fee. Each Borrower agrees to pay to the Lender with respect to each Letter of Credit (including an IRB Letter of Credit), the Letter of Credit Fee specified in, and in accordance with the terms of, Section 3.6.

           (2) Issuer Fees and Charges. Each applicable Borrower shall pay to the issuer of any Letter of Credit (including an IRB Letter of Credit), or to the Lender, for the account of the issuer of any such Letter of Credit, solely for such issuer's account, such fees and other charges as are charged by such issuer for letters of credit issued by it, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed.

     (f) Indemnification; Exoneration; Power of Attorney

           (1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.3, the Borrowers, jointly and severally, hereby agree to protect, indemnify, pay and save the Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Lender may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit (including an IRB Letter of Credit) or the provision of any credit support or enhancement in connection therewith. The agreement in this Section 2.3(f)(1) shall survive payments of all Obligations and the termination of this Agreement.

           (2) Assumption of Risk by the Borrowers. As among the Borrowers and the Lender, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit (including an IRB Letter of Credit) by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lender, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Public Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Lender under this Section 2.3.

           (3) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Lender under or in connection with any of the Letters of Credit (including an IRB Letter of Credit) or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Lender under any resulting liability to any Borrower or relieve any Borrower of any of its obligations hereunder to the Lender.

           (4) Power of Attorney. In connection with all Inventory financed by Letters of Credit, each Borrower hereby appoints the Lender, or the Lender's designee, as its attorney, with full power and authority: (a) to sign and/or endorse such Borrower's name upon any warehouse or other receipts; (b) to sign such Borrower's name on bills of lading and other negotiable and non-negotiable documents; (c) to clear Inventory through customs in the Lender's or such Borrower's name, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose; (d) to complete in such Borrower's or the Lender's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (e) to do such other acts and things as are necessary in order to enable the Lender to obtain possession of the Inventory and to obtain payment of the Obligations. Neither the Lender nor its designee, as such Borrower's attorney, will be liable for any acts or omissions, nor for any error of judgement or mistakes of fact or law. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

           (5) Account Party. Each Borrower hereby authorizes and directs any issuer of a Letter of Credit (including an IRB Letter of Credit) to name such Borrower as the "Account Party" therein and to deliver to the Lender all instruments, documents and other writings and property received by the issuer pursuant to the Letter of Credit, and to accept and rely upon the Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

           (6) Control of Inventory. In connection with all Inventory financed by Letters of Credit, each Borrower will, at the Lender's request, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which the Lender holds a security interest to deliver them to the Lender and/or subject to the Lender's order, and if they shall come into such Borrower's possession, to deliver them, upon request, to the Lender in their original form. Each Borrower shall also, at the Lender's request, designate the Lender as the consignee on all bills of lading and other negotiable and non-negotiable documents.

     (g) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of this Section 2.3 and Section 14 any Letter of Credit (including an IRB Letter of Credit) is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Lender, at its discretion, with respect to each Letter of Credit then outstanding, either (A) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Lender, issued by an issuer satisfactory to the Lender in an amount equal to the greatest amount for which such Letter of Credit may be drawn, under which Supporting Letter of Credit the Lender is entitled to draw amounts necessary to reimburse the Lender for payments made by the Lender under such Letter of Credit or under any credit support or enhancement provided through the Lender with respect thereto, or (B) cash in amounts necessary to reimburse the Lender for payments made by the Lender under such Letter of Credit or under any credit support or enhancement provided through the Lender. Such Supporting Letter of Credit or deposit of cash shall be held by the Lender, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

     2.4 Term Loan. The Lender will make term loans (collectively, the "Term Loan") to Borrowers in the respective amounts set forth on Schedule 2.4 hereto on the Closing Date. The Term Loan will be in the aggregate principal amount of $4,870,000, repayable as set forth in Section 4.2 hereof and evidenced by the promissory notes (the "Term Notes") authorized, issued and delivered by the relevant Borrower to Lender, in the form attached as Exhibit C. Upon termination of this Agreement for whatever reason, the unpaid balance of the Term Loan shall become immediately due and payable.

     2.5 Automated Clearing House Transfers and Overdrafts. The Borrowers may request and the Lender may, in its sole and absolute discretion, arrange for the Borrowers to obtain from the Bank or Bank of America Illinois ACH Transactions. The Borrowers, jointly and severally, agree to indemnify and hold the Lender harmless from all losses, liabilities, costs, expenses and claims incurred by the Lender arising from or related to such ACH Transactions. The Borrowers acknowledge and agree that the obtaining of ACH Transactions from the Bank or Bank of America Illinois (a) is in the sole and absolute discretion of the Bank (or Bank of America Illinois, as applicable), (b) is subject to all rules and regulations of the Bank (or Bank of America Illinois, as applicable), and (c) is due to the Bank (or Bank of America Illinois, as applicable) relying on the indemnity of the Lender to the Bank with respect to all risks of loss associated with the ACH Transactions.


     3. INTEREST AND OTHER CHARGES.

     3.1 Interest.

     (a) All Obligations shall bear interest on the unpaid principal amount thereof from the date made until paid in full in cash at a rate determined by reference to the Reference Rate or the LIBOR Rate and Sections 3.1(a) and (b), as applicable, but not to exceed the Maximum Rate. Subject to the provisions of Section 3.2, any of the Loans may be converted into, or continued as, Reference Rate Loans or LIBOR Rate Loans in the manner provided in Section 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to Lender in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Reference Rate Loans and shall bear interest at a rate determined by reference to the Reference Rate until notice to the contrary has been given to the Lender and such notice has become effective. Except as otherwise provided herein, the Obligations shall bear interest as follows:

           (i) For all Term Loan Obligations, other than LIBOR Rate Loans, at a fluctuating per annum rate equal to the Term Reference Rate Margin from time to time in effect plus the Reference Rate;

           (ii) If Term Loan Obligations are LIBOR Rate Loans, at a per annum rate equal to three and one-quarter percent (3.25%) (the "Term LIBOR Margin") plus the LIBOR Rate determined for the applicable Interest Period;

           (iii) For all Revolving Loan Obligations other than LIBOR Rate Loans, at a fluctuating rate per annum rate equal to the Revolver Reference Margin from time to time in effect plus the Reference Rate; and

           (iv) For all Revolving Loan Obligations that are LIBOR Rate Loans, at a per annum rate equal to the Revolver LIBOR Margin from time to time in effect plus the LIBOR Rate determined for the applicable Interest Period.

Each change in the Reference Rate shall be reflected in the interest rate described in (i) and (iii) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed. All interest with respect to Reference Rate Loans shall be payable to Lender on the first day of each month hereafter. All interest with respect to Libor Rate Loans shall be payable to Lender on the first day of each month hereafter and on the LIBOR Interest Payment Date.

     (b)(i) The "Revolver Reference Margin" and "Revolver LIBOR Margin" mean per annum rates of interest charged in addition to the applicable Reference Rate or LIBOR Rate with respect to Revolving Loans. On the Closing Date, the Revolver Reference Margin and Revolver LIBOR Margin shall equal three quarters of one percent (.75%) and two and three quarters percent (2.75%), respectively. Commencing with the first day of the month following the Lender's receipt of the Borrowers' financial statements for the fiscal quarter ending November 30, 1996, and, prospectively, on the first day of each month following the Lender's receipt of the Borrowers' financial statements for each fiscal quarter thereafter, the Revolver Reference Margin and Revolver LIBOR Margin shall be subject to adjustment (up or down) based on the following grid:


-------------------------------------------------------
IF BORROWERS'       THE REVOLVER          THE REVOLVER
SENIOR DEBT/EBITDA  REFERENCE MARGIN      LIBOR MARGIN
RATIO IS            IS                    IS
-------------------------------------------------------
<2.0*               .25%                  2.25%
>2.0, but <3.5      .50%                  2.50%
-------------------------------------------------------
>3.5, but <5.0      .75%                  2.75%
-------------------------------------------------------
>5.0, but <10       1.00%                 3.00%
-------------------------------------------------------
>10                 1.25%                 3.25%
-------------------------------------------------------

* Expressed, in each case, as a ratio of a specified number to 1.0.

     (ii) The "Term Reference Rate Margin" and "Term LIBOR Margin" mean per annum rates of interest charged in addition to the applicable Reference Rate or LIBOR Rate with respect to Term Loans. On the Closing Date, the Term Reference Rate Margin and Term LIBOR Margin shall equal one and one-quarter percent (1.25%) and three and one-quarter percent (3.25%), respectively. Commencing with the first day of the month following the Lender's receipt of the Borrowers' financial statements for the fiscal quarter ending November 30, 1996, and, prospectively, on the first day of each month following the Lender's receipt of the Borrowers' financial statements for each fiscal quarter thereafter, the Term Reference Rate Margin and Term LIBOR Margin shall be subject to adjustment (up or down) based on the following grid:


-------------------------------------------------------
IF BORROWERS'       THE TERM REFERENCE    THE TERM
SENIOR DEBT/EBITDA  RATE MARGIN           LIBOR MARGIN
RATIO IS            IS                    IS
-------------------------------------------------------
<2.0*               .75%                  2.75%
-------------------------------------------------------

------------------------------------------------------
IF BORROWERS'       THE TERM REFERENCE    THE TERM
SENIOR DEBT/EBITDA  RATE MARGIN           LIBOR MARGIN
RATIO IS            IS                    IS
------------------------------------------------------
>2.0, but <3.5      1.00%                 3.00%
------------------------------------------------------
>3.5, but <5.0      1.25%                 3.25%
------------------------------------------------------
>5.0, but <10       1.50%                 3.50%
------------------------------------------------------
>10                 1.75%                 3.75%
------------------------------------------------------

*Expressed, in each case, as a ratio of a specified number to 1.0.

     (c) If any Event of Default occurs, then, from the date such Event of Default occurs until it is cured or a waiver is granted, or if not cured or waived until all Obligations are paid and performed in full, the Borrowers will pay interest on the unpaid principal balances of the Term Loan and the Revolving Loans at a per annum rate 2.0% greater than the rates of interest otherwise specified herein, and the Letter of Credit Fee shall be increased to a rate two percent (2.0%) per annum greater than the Letter of Credit Fee otherwise specified herein.

     (d) For every month during the term of this Agreement, the Borrowers shall pay the Lender a fee (the "Unused Line Fee") in an amount equal to three-eighths of one percent (0.375%) per annum, multiplied by the average daily amount by which the Maximum Revolving Credit Line exceeds the sum of (i) the average daily outstanding amount of Revolving Loans and (ii) the undrawn face amount of all outstanding Letters of Credit (other than IRB Letters of Credit) during such month, with the unpaid balance calculated for this purpose by applying payments immediately upon receipt. Such a fee, if any, shall be calculated on the basis of a year of three hundred sixty (360) days and actual days elapsed, and shall be payable to the Lender on the first day of each month with respect to the prior month.

     3.2 Conversion and Continuation Elections.

           (a) The Parent may, upon irrevocable written notice to the Lender in accordance with Subsection 3.2(b):

           (i) elect, as of any Business Day, in the case of Reference Rate Loans to convert any such Loans (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $500,000 in excess thereof) into LIBOR Rate Loans; or

           (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $500,000 in excess thereof);

provided, that separate Loans to separate Borrowers may be aggregated for purposes of determining the minimum amounts of LIBOR Loans; and provided further, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $500,000, such LIBOR Rate Loans shall automatically convert into Reference Rate Loans, and on and after such date the right of the Parent to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate.

     (b) The Parent shall deliver a notice ("Notice of Conversion/Continuation") to be received by the Lender not later than 11:00 A.M. (Chicago time) at least three Business Days in advance of the date of conversion or continuing, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                  (A) the proposed Conversion/Continuation Date;

                  (B) the aggregate amount of Loans to be converted or
                      continued;

                  (C) the type of Loans resulting from the proposed conversion or continuation; and

                  (D) the duration of the requested Interest Period, provided, however, the Parent may not select an Interest Period with respect to any portion of the Term Loan which extends beyond an installment payment date for the Term Loan unless, after giving effect to such election, the portion of the Term Loan not subject to Interest Periods ending after such installment payment date is equal to or greater than the principal due on such installment payment date.

     (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Parent has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the Borrowers shall be deemed to have elected to convert such LIBOR Rate Loans into Reference Rate Loans effective as of the expiration date of such Interest Period.

     (d) During the existence of an Event or Event of Default, the Parent may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

     (e) After giving effect to any conversion or continuation of Loans, there may not be more than three (3) different Interest Periods in effect.

     3.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Lender, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and
(b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lender shall refund to the Borrowers such excess.

     3.4 Facility Fee. The Borrowers will pay the Lender on the Closing Date a facility fee in the amount of $79,975 (the "Facility Fee"). The Lender and the Borrowers agree that the Facility Fee shall be financed by the Lender as a Revolving Loan to Parent.

     3.5 Collateral Management Fee. The Borrowers will pay the Lender an annual collateral management fee (the "Collateral Management Fee") on the Closing Date and on each anniversary of the Closing Date thereafter prior to the termination of this Agreement, in the amount of $25,000 for each year or portion thereof. Each such fee shall be fully earned and non-refundable when due.

     3.6 Letter of Credit Fee. Each Borrower agrees to pay to the Lender a fee (the "Letter of Credit Fee") equal to one and three-quarters percent (1.75%) per annum of the undrawn face amount of each Letter of Credit (including each IRB Letter of Credit) issued for such Borrower's account at the Parent's request, plus all out-of-pocket costs, fees and expenses incurred by the Lender in connection with the application for, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses could include a "fronting fee" required to be paid by the Lender to such issuer for the assumption of the settlement risk in connection with the issuance of such Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit (including an IRB Letter of Credit) was issued and/or in which a Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

     3.7 Early Termination Fee.   Upon termination of the Revolving Loan
Facility for any reason prior to the Stated Termination Date or the date of any extension thereof, the Borrowers shall pay to the Lender an early termination fee as compensation to the Lender for its loss of anticipated profits and for having made the Revolving Loan commitment. The early termination fee shall equal three percent (3.0%) of the Maximum Revolving Credit Line for a termination during the first Loan Year; two percent (2.0%) of the Maximum Revolving Credit Line for a termination during the second Loan Year and one percent (1.0%) of the Maximum Revolving Credit Line for a termination during any Loan Year thereafter. In addition, upon any termination of the Revolving Loan facility and prepayment of any Revolving Loans, the Borrowers shall pay to the Lender all LIBOR breakage costs with respect to LIBOR Loans repaid. Notwithstanding the foregoing, the early termination fee shall not be payable if the Loans are refinanced by the Bank or any Affiliate thereof.


     4. PAYMENTS AND PREPAYMENTS.

     4.1 Revolving Loans. Each Borrower shall repay the outstanding principal balance of the Revolving Loans advanced to it, plus all accrued but unpaid interest thereon, upon the termination of this Agreement for any reason. In addition, and without limiting the generality of the foregoing, each Borrower shall pay to the Lender, on demand, the amount by which the unpaid principal balance of the Revolving Loans (together with the undrawn face amount of Letters of Credit) at any time has caused Availability to be less than zero, and the amount by which the unpaid balance of the Revolving Loans (together with the undrawn face amount of Letters of Credit) made to that particular Borrower at any time exceeds the separate Borrowing Base of that Borrower.

     4.2 Repayment of Term Loan. The relevant Borrower shall repay the principal of the Term Loan in thirty-six (36) consecutive monthly installments of $34,000, in the case of Parent, $12,000, in the case of Outlook Label, $6,000, in the case of Outlook Packaging, and $6,000, in the case of Barrier, each commencing on December 1, 1996 and on the first day of each consecutive month thereafter with a final installment in the amount of $1,646,000, in the case of Parent, $568,000, in the case of Outlook Label, $284,000, in the case of Outlook Packaging, and $284,000, in the case of Barrier (or the remaining principal balance of the Term Loan) due on the Stated Termination Date, unless sooner paid in full.

Upon termination of this Agreement for whatever reason, the unpaid balance of the Term Loan as well as all other Obligations shall be immediately due and payable in full.

     4.3 Voluntary Prepayments of Term Loan. The Parent may prepay the principal of the Term Loan in whole or in part at any time and from time to time upon at least five (5) Business Days prior written notice to the Lender without premium or penalty. All voluntary prepayments of the principal of the Term Loan shall be accompanied by the payment of all accrued but unpaid interest on the Term Loan to the date of prepayment and all LIBOR breakage costs in accordance with Section 6.4. Amounts prepaid in respect of the Term Loan pursuant to this Section 4.3 may not be reborrowed. Any voluntary prepayment under this Section of less than all of the outstanding principal of the Term Loan shall be applied to the installments of principal of the Term Loan in the inverse order of maturity.

     4.4 Mandatory Prepayments of Term Loan.

     (a) On the first day of the fourth month after the end of each Fiscal Year while any principal of the Term Loan remains unpaid (including the Fiscal Year in which the Closing Date occurs) the Borrowers shall make a prepayment of the principal of the Term Loan in an amount equal to 25% of Excess Cash Flow for such Fiscal Year. Each such prepayment shall be allocated ratably to the separate Tem Loan obligations of each Borrower and applied to the installments of principal on the Term Loan in the inverse order of maturity. Amounts prepaid in respect of the Term Loan pursuant to this clause (a) may not be reborrowed.

     (b) If any Borrower issues capital stock, no later than the Business Day following the date of receipt of the proceeds thereof, that Borrower shall prepay the Loans in an amount equal to Lender's Pro Rata Share of such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith allocable to Lender's Pro Rata Share. Each such prepayment shall be applied to the Loans in a manner to be determined by Lender, and amounts prepaid in respect of the Term Loans pursuant to this clause (b) may not be reborrowed.

     4.5 Place and Form of Payments; Extension of Time. All payments of principal, interest, premium, and other sums due to the Lender shall be made at the Lender's address set forth in Section 15.10. Except for Proceeds received directly by the Lender, all such payments shall be made in immediately available funds. If any payment of principal, interest, premium, or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension.

     4.6 Application and Reversal of Payments. The Lender shall determine in its sole discretion the order and manner in which Proceeds of Collateral and other payments that the Lender receives are applied to the Revolving Loans, the Term Loan, interest thereon, and the other Obligations then due and payable, and each Borrower hereby irrevocably waives the right to direct the application of any payment or Proceeds. The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such Proceeds and payments to any portion of the Obligations then due and payable.

     4.7 INDEMNITY FOR RETURNED PAYMENTS. IF AFTER RECEIPT OF ANY PAYMENT WHICH IS APPLIED TO THE PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS, THE LENDER IS FOR ANY REASON COMPELLED TO SURRENDER SUCH PAYMENT TO ANY PERSON BECAUSE SUCH PAYMENT IS INVALIDATED, DECLARED FRAUDULENT, SET ASIDE, DETERMINED TO BE VOID OR VOIDABLE AS A PREFERENCE, IMPERMISSIBLE SETOFF, OR A DIVERSION OF TRUST FUNDS, OR FOR ANY OTHER REASON, THEN: THE OBLIGATIONS OR PART THEREOF INTENDED TO BE SATISFIED SHALL BE REVIVED AND CONTINUE AND THIS AGREEMENT SHALL CONTINUE IN FULL FORCE AS IF SUCH PAYMENT HAD NOT BEEN RECEIVED BY THE LENDER AND THE BORROWERS SHALL BE LIABLE

TO PAY TO THE LENDER AND HEREBY JOINTLY AND SEVERALLY INDEMNIFY THE LENDER AND HOLD THE LENDER HARMLESS FOR THE AMOUNT OF SUCH PAYMENT SURRENDERED. The provisions of this Section 4.7 shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section 4.7 shall survive the termination of this Agreement.

     5. LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS. The Borrowers agree that the Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Lender will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and as an account stated (except for reversals and reapplications of payments made as provided in Section 4.6 and corrections of errors discovered by the Lender), unless the Parent notifies the Lender in writing to the contrary within forty-five (45) days after such statement is rendered. In the event a timely written notice of objections is given by the Parent, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.


     6. TAXES, YIELD PROTECTION AND ILLEGALITY

     6.1 Taxes.

     (a) Any and all payments by any Borrower to the Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

     (b) The Borrowers agree, jointly and severally, to indemnity and hold harmless the Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender makes written demand therefor.

     (c) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Lender, then:

           (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

           (ii) the applicable Borrower shall make such deductions and withholdings;

           (iii) the applicable Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

           (iv) the applicable Borrower shall also pay to the Lender at the time interest is paid, all additional amounts which the Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

     (d) Within 30 days after the date of any payment by any Borrower of Taxes or Other Taxes, such Borrower shall furnish the Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Lender.

     6.2 Illegality.

     (a) If the Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Public Authority has asserted that it is unlawful, for the Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Parent, any obligation of the Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Borrowers that the circumstances giving rise to such determination no longer exist.

     (b) If the Lender determines that it is unlawful to maintain any LIBOR Rate Loan, each Borrower shall, upon Parent's receipt of notice of such fact and demand from the Lender, prepay in full such LIBOR Rate Loans then outstanding, together with interest accrued thereon and amounts required under
Section 6.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan. If a Borrower is required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, such Borrower shall borrow from the Lender, in the amount of such repayment, a Reference Rate Loan.

     6.3 Increased Costs and Reduction of Return.

     (a) If the Lender determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by the Lender with any guideline or request from any central bank or other Public Authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand, pay to the Lender, additional amounts as are sufficient to compensate the Lender for such increased costs.

     (b) If the Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Public Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital, reserves, or special deposits required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital, reserves, or special deposits is increased as a consequence of its loans, credits or obligations under this Agreement, then, upon demand of the Lender to the Parent, the Borrowers shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase. Notwithstanding the foregoing, all such amounts shall be subject to the provisions of Section 3.3. Any request for additional amounts pursuant to this Section 6.3 shall be accompanied by a statement setting forth in reasonable detail the calculations forming the basis for such request.

     6.4 Funding Losses. The Borrowers, jointly and severally, shall reimburse the Lender and hold the Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

           (a) the failure of any Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

           (b) the failure of any Borrower to borrow, continue or convert a Loan after Parent has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

           (c) the prepayment or other payment (including after acceleration thereof) of an LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

     6.5 Inability to Determine Rates. If the Lender determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lender of funding such Loan, the Lender will promptly so notify the Parent. Thereafter, the obligation of the Lender to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Lender revokes such notice in writing. Upon receipt of such notice, the Parent may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Parent does not revoke such Notice, the Lender shall make, convert or continue the Loans, as proposed by the Parent, in the amount specified in the applicable notice submitted by the

Parent, but such Loans shall be made, converted or continued as Reference Rate Loans instead of LIBOR Rate Loans.

     6.6 Survival.  The agreements and obligations of the Borrowers in this
Section 6 shall survive the payment of all other Obligations.


     7. COLLATERAL.

     7.1 Grant of Security Interest.

     (a) As security for the Obligations, each Borrower hereby grants to the Lender a continuing security interest in, lien on, and assignment of: (i) all of each Borrower's Receivables, Inventory, Equipment, General Intangibles, Proprietary Rights, documents, instruments, chattel paper, and Proceeds, wherever located and whether now existing or hereafter arising or acquired;
(ii) all moneys, securities, financial assets, investment property and other property and the Proceeds thereof, now or hereafter held or received by, or in transit to, the Lender from or for the Borrowers, whether for safekeeping, pledge, custody, transmission, collection or otherwise, including, without limitation, all of the Borrowers' deposit accounts, credits and balances with the Lender and all claims of the Borrowers against the Lender at any time existing; (iii) all of each Borrower's deposit accounts with any financial institutions with which Borrowers maintain deposits; and (iv) all books, records and other Property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer software and other property, relating to the Receivables, General Intangibles, Inventory, Equipment, Proprietary Rights, Proceeds, and other property referred to above (all of the foregoing, and all other property in which the Lender may at any time be granted a Lien, being herein collectively referred to as the "Collateral"). The Lender shall have all of the rights of a secured party with respect to the Collateral under the UCC and other applicable laws.

     (b) As additional security for the Obligations, each Borrower shall simultaneously herewith execute and deliver to the Lender the Mortgages to grant to the Lender continuing and perfected leasehold mortgage liens on the real estate leased to it and Parent shall simultaneously herewith execute and deliver to the Lender a Stock Pledge Agreement and share certificates and stock powers to pledge to the Lender all of the outstanding capital stock of each of the Subsidiaries.

     (c) All Obligations shall constitute a single loan secured by all of the Collateral. The Lender may, in its sole discretion, (i) exchange, waive, or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as the Lender may determine, and (iii) settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Lender's right to take any other action with respect to any other Collateral.

     7.2 Perfection and Protection of Security Interest. Each Borrower shall, at its expense, perform all steps requested by the Lender at any time to perfect, maintain, protect, and enforce the Security Interest including, without limitation: (a) executing and recording of the Mortgages and the Patent and Trademark Assignments and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Lender; (b) delivering to the Lender, for notation of its Security Interest, the original certificates of title for motor vehicles; (c) delivering to the Lender the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Lender determines it should have physical possession in order to perfect and protect the Security Interest therein, duly endorsed or assigned to the Lender without restriction; (d) delivering to the Lender warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (e) at any time during which an Event of Default shall have occurred and be continuing, transferring Inventory to warehouses designated by the Lender; (f) placing notations on each Borrower's books of account to disclose the Security Interest; (g) executing and delivering to the Lender a security agreement relating to the Reversions in form and substance satisfactory to the Lender; (h) delivering to the Lender all letters of credit on which the Borrowers are named beneficiary; and (i) taking such other steps as are deemed necessary by the Lender to maintain the Security Interest. To the extent permitted by applicable law, the Lender may file, without any Borrower's signature, one or more financing statements disclosing the Security Interest. The Borrowers agree that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any agents or processors of any Borrower, then such Borrower shall notify the Lender thereof and shall notify such Person of the Security Interest in such Collateral and, upon the Lender's request, instruct such Person to hold all such Collateral for the Lender's account subject to the Lender's instructions. If at any time any Collateral is located on any Premises that are not owned by a Borrower, then the applicable Borrower shall obtain written waivers, in form and substance satisfactory to the Lender, of all present and future Liens to which the owner or lessor or any mortgagee of such Premises may be entitled to assert against the Collateral. From time to time, each Borrower shall, upon Lender's request, execute and deliver confirmatory written instruments pledging to the Lender the Collateral, but such Borrower's failure to do so shall not affect or limit the Security Interest or the Lender's other rights in and to the Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Security Interest shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

     7.3 Location of Collateral. The Borrowers, jointly and severally, represent and warrant to the Lender that: (a) Schedule 7.3 hereto is a correct and complete list of each Borrower's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business and (b) Schedule 7.3 correctly identifies any of such facilities and locations that are not owned by a Borrower and sets forth the names of the owners and lessors or sub-lessors of, and, to the best of the Borrowers' knowledge, the holders of any mortgages on, such facilities and locations. Each Borrower covenants and agrees that it will not maintain any Collateral at any location other than those listed on Schedule 7.3, and it will not otherwise change or add to any of such locations, unless it gives the Lender at least 30 days prior written notice thereof and executes any and all financing statements and other documents that the Lender requests in connection therewith.

     7.4 Title to, Liens on, and Sale and Use of Collateral. The Borrowers, jointly and severally, represent and warrant to the Lender that: (a) all Collateral is and will continue to be owned by the applicable Borrower free and clear of all Liens whatsoever, except for the Security Interest and other Permitted Liens; (b) the Security Interest will not be subject to any prior Lien except for the Liens described in (c), (e), (f), (h) and (j) of the definition of Permitted Liens; (c) each Borrower will use, store, and maintain the Collateral with all reasonable care and will use the Collateral for lawful purposes only; and (d) no Borrower will, without the Lender's prior written approval, sell, lease, or dispose of or permit the sale or disposition of the Collateral or any portion thereof, except for sales of Inventory in the ordinary course of business and as permitted by Section 7.12. The inclusion of Proceeds in the Collateral shall not be deemed the Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

     7.5 Appraisals. Whenever an Event or Event of Default exists, and, so long as any IRB Letter of Credit or the Term Loan remains outstanding, at such other times not more frequently than once a year as the Lender requests, the Borrowers shall, at their expense and upon the Lender's request, provide the Lender with appraisals or updates thereof of any or all of the Collateral from an appraiser.

     7.6 Access and Examination. The Lender may at all reasonable times have access to, examine, audit, make extracts from and inspect each Borrower's records, files, and books of account and the Collateral and may discuss each Borrower's affairs with its officers and management. Each Borrower will deliver to the Lender any instrument necessary for the Lender to obtain records from any service bureau maintaining records for the Borrowers. The Lender may, at any time when an Event of Default exists and at the Borrowers' expense, make copies of all of the Borrowers' books and records, or require the Borrowers to deliver such copies to the Lender. The Lender may, without expense to the Lender, use such of the Borrowers' personnel, supplies, and Premises as may be reasonably necessary for maintaining or enforcing the Security Interest.
Lender shall have the right, at any time, in Lender's name or in the name of a nominee of the Lender, to verify the validity, amount or any other matter relating to the Accounts, by mail, telephone, or otherwise.

     7.7 Insurance. The Borrowers shall insure the Collateral against loss or damage by fire with extended coverage, theft, burglary, pilferage, loss in transit, and such other hazards as the Lender shall specify, in amounts, under policies and by insurers acceptable to the Lender. The Borrowers shall also maintain flood insurance for real estate covered by the Mortgages and for any Equipment and Inventory located on such real estate, in the event of a designation of the area in which real estate is located as a "flood prone" or a "flood risk area," (hereinafter "SFHA") as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Lender, and shall comply with the additional requirements of the National Flood Insurance Program as set forth therein. Each Borrower shall cause the Lender to be named in each such policy as secured party and loss payee with respect to the Collateral or additional insured, in a manner acceptable to the Lender. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days prior written notice to the Lender in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Lender shall not be impaired or invalidated by any act or neglect of the Borrowers or the owner of any premises where Collateral is located nor by the occupation of such premises for purposes more hazardous than are permitted by such policy. The Borrowers shall pay, upon Lender's request, all fees incurred by the Lender to determine whether any of the real estate and other Collateral is located in a SFHA. The Borrowers shall also pay all premiums for such insurance when due, and shall deliver to the Lender certificates of insurance and, if requested, photocopies of the policies. If the Borrowers fail to pay such fees or to procure such insurance or the premiums therefor when due, the Lender may (but shall not be required to) do so and charge the costs thereof to the Borrowers' loan account as a Revolving Loan. The Borrowers shall promptly notify the Lender of any loss, damage, or destruction to the Collateral or arising from its use, whether or not covered by insurance. The Lender is hereby authorized to collect all insurance proceeds directly. After deducting from such proceeds the expenses, if any, incurred by Lender in the collection or handling thereof, the Lender may apply such proceeds, in such order as Lender determines, to the Loans if (x) an Event of Default has occurred and is continuing or (y) the aggregate amount of such proceeds exceeds $150,000 during any Fiscal Year, or, at the Lender's option, may permit or require the Borrowers to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

     7.8 Collateral Reporting. Each Borrower will provide the Lender with the following documents at the following times in form satisfactory to the Lender:
(a) on a daily basis, a Borrowing Base Certificate together with a schedule of credit memos and reports, a schedule of collections of accounts receivable, a schedule of Accounts created since the last such schedule; (b) on a weekly basis, a schedule of remittance advices no later than five Business Days following the end of the week; (c) upon request, copies of invoices, credit memos, shipping and delivery documents; (d) monthly ageings of accounts receivable no later than the 15th day of the following month; (e) monthly, no later than the 15th day of the following month, a report of Inventory balances, by location and category based on perpetual inventory systems where available or physical counts where perpetual inventory systems have not been installed;
(f) monthly ageings of accounts payable no later than the 15th day of the following month; (g) upon request, copies of purchase orders, invoices, and delivery documents for Inventory and Equipment acquired by each Borrower; (h) such other reports as to the Collateral as the Lender shall reasonably request from time to time or reports as set forth above, but more frequently than specified above, if requested by the Lender; and (i) certificates of an officer of the Parent certifying as to the foregoing. If any Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, such Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Lender.

     7.9 Accounts.

     (a) Each Borrower hereby represents and warrants to the Lender and agrees with the Lender that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by such Borrower, or rendition of services by such Borrower, in the ordinary course of such Borrower's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Lender, without offset, deduction, defense, or counterclaim;
(iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Lender in accordance with this Agreement; (iv) each copy of an invoice delivered to the Lender by the Borrowers will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in each invoice will have been delivered to the Account Debtor and all services of the Borrowers described in each invoice will have been performed.

     (b) No Borrower shall re-date any invoice or sale or make sales on extended dating beyond that customary in the Borrowers' business or extend or modify any Account. If any Borrower becomes aware of any matter affecting any Account, including information regarding the Account Debtor's creditworthiness, such Borrower will promptly so advise the Lender.

     (c) No Borrower shall accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without the Lender's written consent. If the Lender consents to the acceptance of any such note or other instrument, it shall be considered as evidence of the Account and not payment thereof, and the applicable Borrower will promptly deliver such note or instrument to the Lender appropriately endorsed. Regardless of the form of presentment, demand, notice of dishonor, protest, and notice of protest with respect thereto, the applicable Borrower will remain liable thereon until such note or instrument is paid in full.

     (d) Each Borrower shall notify the Lender promptly of all disputes and claims with Account Debtors and settle or adjust them at no expense to the Lender, but no discount, credit or allowance shall be granted to any Account Debtor without the Lender's consent, except for discounts, credits and allowances made or given in the ordinary course of such Borrower's business when no Event of Default exists hereunder. Each Borrower shall send the Lender a copy of each credit memoranda in excess of $50,000 as soon as issued and copies of all credit memorandum on a weekly basis. The Lender may at all times when an Event of Default exists hereunder settle or adjust disputes and claims directly with customers or Account Debtors for amounts and upon terms which the Lender considers advisable and, in all cases, the Lender will credit the applicable Borrower's loan account with only the net amounts received by the Lender in payment of any Accounts.

     (e) If an Account Debtor returns any Inventory to any Borrower when no Event of Default exists, then the applicable Borrower shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. The applicable Borrower shall immediately report to the Lender any return involving an amount in excess of $50,000 and shall report all returns to the Lender on a weekly basis. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to a Borrower when an Event of Default exists, such Borrower shall: (i) hold the returned Inventory in trust for the Lender; (ii) segregate all returned Inventory from all of its other Property; (iii) dispose of the returned Inventory solely according to the Lender's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Lender's prior written consent. All returned Inventory shall remain subject to the Security Interest. Whenever any Inventory is returned, the related Account shall be deemed ineligible, and Availability shall be adjusted accordingly.

     7.10 Collection of Accounts; Payments.

     (a) Until the Lender notifies a Borrower to the contrary and subject to the last sentence of this Section 7.10 (a), each Borrower shall make collections of all Accounts and other Collateral for the Lender, shall receive all payments as the Lender's trustee, and shall immediately deliver all payments to the Lender in their original form duly endorsed in blank or deposit them into a Payment Account established at the Lender's request, as the Lender may direct. The Parent shall establish a lock-box service for collections of Accounts of each Borrower at a bank mutually acceptable to the Lender and the Parent and pursuant to documentation satisfactory to the Lender. The Parent shall instruct all Account Debtors of each Borrower to make all payments directly to the address established for such service. The Parent shall provide to the Lender by 10:00 a.m. (Chicago time) of each Business Day a written reconciliation statement of the receipts of each Borrower as of the Business Day immediately preceding the date of such statement. If, notwithstanding such instructions, a Borrower receives any Proceeds of Accounts, it shall receive such payments as the Lender's trustee, and shall immediately deliver such payments to the Lender in their original form duly endorsed in blank or deposit them into a Payment Account, as the Lender may direct. All collections received in any such lock box or Payment Account or directly by any Borrower or the Lender, and all funds in any Payment Account or other account to which such collections are deposited, shall be the sole property of the Lender and subject to the Lender's sole control. The Lender or the Lender's designee may, at any time after the occurrence of an Event or Event of Default, notify obligors that the Accounts have been assigned to the Lender and of the Security Interest therein, and may collect them directly and charge the collection costs and expenses to such Borrower's loan account as a Revolving Loan. At the Lender's request, each Borrower shall execute and deliver to the Lender such documents as the Lender shall require to grant the Lender access to any post office box in which collections of Accounts are received.

     (b) If sales of Inventory are made for cash, the applicable Borrower shall immediately deliver to the Lender the identical checks, cash, or other forms of payment which such Borrower receives.

     (c) All payments received by the Lender on account of Accounts or as Proceeds of other Collateral will be the Lender's sole property and will be credited to the Borrowers' loan account after allowing one (1) Business Day after receipt of good funds by the Lender.

     7.11 Inventory. Each Borrower represents and warrants to the Lender that all of the Inventory is and will be held for sale or lease, or to be furnished in connection with the rendition of services in the ordinary course of the applicable Borrower's business and is and will be fit for such purposes. Each Borrower will keep the Inventory in good and marketable condition, at its own expense. No Borrower will, without prior written notice to the Lender, acquire or accept any Inventory on consignment or approval. Each Borrower agrees that all Inventory will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Borrower will maintain a perpetual inventory reporting system at all times or implement such a system in accordance with Section 10.24. Each Borrower will conduct a physical count of the Inventory at least once per Fiscal Year, and at such other times as the Lender requests, and shall promptly supply the Lender with a copy of such count accompanied by a report of the value of such Inventory (valued at the lower of cost, on a first-in, first-out basis, or market value). No Borrower will, without the Lender's prior written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

     7.12 Equipment. Each Borrower represents and warrants to the Lender that all of the Equipment is and will be used or held for use in the applicable Borrower's business and is and will be fit for such purposes. Each Borrower shall keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof. Each Borrower shall promptly inform the Lender of any material additions to or deletions from the Equipment. No Borrower shall permit any Equipment to become a fixture to real property or an accession to other personal property, unless the Lender has a valid, perfected, and first priority Security Interest in such real or personal property. No Borrower will, without the Lender's prior written consent, alter or remove any identifying symbol or number on the Equipment. No Borrower shall, without the Lender's prior written consent, sell, lease as a lessor, or otherwise dispose of any of the Equipment provided, however, that Borrowers may dispose of obsolete or unusable Equipment having an orderly liquidation value no greater than $50,000 individually and $200,000 in the aggregate in any Fiscal Year, without the Lender's consent, subject to the conditions set forth below. In the event any of the Equipment is sold, transferred or otherwise disposed of with the Lender's prior written consent or as otherwise permitted hereby and: (a) such sale, transfer or disposition is effected without replacement of such Equipment, or such Equipment is replaced by Equipment leased by a Borrower, or by Equipment purchased by such Borrower subject to a lien or other right constituting a Permitted Lien, then such Borrower shall deliver all of the cash proceeds of any such sale, transfer or disposition to the Lender, which proceeds shall be applied to the repayment of the Obligations; or (b) such sale, transfer or disposition is made in connection with the purchase by the applicable Borrower of replacement Equipment (other than subject to a Permitted Lien), then such Borrower shall use the proceeds of such sale, transfer or disposition to finance the purchase by such Borrower of replacement Equipment and shall deliver to the Lender written evidence of the use of the proceeds for such purchase; provided that proceeds of SWIB Collateral need not be applied as set forth above so long as such proceeds are applied to the SWIB Debt as a permitted reduction thereof. All replacement Equipment purchased by a Borrower shall be free and clear of all liens, claims and encumbrances, except for the Security Interest and other Permitted Liens.

     7.13 Documents, Instruments, and Chattel Paper. Each Borrower represents and warrants to the Lender that: (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine; and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by the applicable Borrower free and clear of all Liens other than Permitted Liens.

     7.14 Right to Cure. The Lender may, in its sole discretion and at any time, pay any amount or do any act required of any Borrower hereunder to preserve, protect, maintain or enforce the Obligations, the Collateral or the Security Interest, and which such Borrower fails to pay or do, including, without limitation, payment of any judgment against a Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that the Lender makes under this Section 7.14 and all out-of-pocket costs and expenses that the Lender pays or incurs in connection with any action taken by it hereunder shall be charged to the applicable Borrower's loan account as a Revolving Loan. Any payment made or other action taken by the Lender under this Section 7.14 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

     7.15 Power of Attorney. Each Borrower hereby appoints the Lender and the Lender's designees as such Borrower's attorney, with power: (a) to endorse a Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Lender's possession; (b) to sign a Borrower's name on any invoice, bill of lading, or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records, on verifications of Accounts and on notices to Account Debtors; (c) to notify the post office authorities, when an Event of Default exists, to change the address for delivery of the applicable Borrowers' mail to an address designated by the Lender and to receive, open and dispose of all mail addressed to such Borrower; (d) to send requests for verification of Accounts to Account Debtors; and (e) to do all things necessary to carry out this Agreement. Neither the Lender nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except to the extent resulting from the gross negligence or wilful misconduct of the Lender, its officers, directors, employees or agents. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

     7.16 Lender's Rights, Duties, and Liabilities. Each Borrower assumes all responsibility and liability arising from or relating to the use, sale, or other disposition of the Collateral. Neither the Lender nor any of its officers, directors, employees, and agents shall be liable or responsible in any way for the safekeeping of any of the Collateral, or for any act or failure to act with respect to the Collateral, or for any loss or damage thereto, or for any diminution in the value thereof, or for any act of default or any warehouseman, carrier, forwarding agency or other person whomsoever, except to the extent resulting from the gross negligence or willful misconduct of the Lender, its officers, directors, employees or agents, all of which shall be at such Borrower's sole risk. The Obligations shall not be affected by any failure of the Lender to take any steps to perfect the Security Interest or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Borrower from any of the Obligations. The Lender may (but shall not be required to), without notice to or consent from the applicable Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of such Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Lender and such Borrower.


     8. BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.

     8.1 Books and Records. Each Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP consistent with those applied in the preparation of the Financial Statements. Each Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP. Each Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form, and scope as the Lender shall reasonably require, including without limitation records of: (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejections repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

     8.2 Financial Information. Each Borrower shall promptly furnish to the Lender or its agents all such financial information as the Lender shall reasonably request, and notify its auditors and accountants that the Lender is authorized to obtain such information directly from them. Without limiting the foregoing, each Borrower and its Subsidiaries will furnish to the Lender, in such detail as the Lender shall request, the following:

           (a) As soon as available, but in any event not later than 90 days after the close of each Fiscal Year, consolidated and consolidating audited balance sheets, and statements of income and expense, and cash flow statements for the Borrowers and their consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Borrowers and their consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards and accompanied by a report thereon unqualified as to scope by independent certified public accountants selected by the Parent and reasonably satisfactory to the Lender.

           (b) As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, consolidated and consolidating unaudited balance sheets of the Borrowers and their consolidated Subsidiaries as at the end of such quarter, and consolidated and consolidating unaudited statements of income and expense and cash flow statements for the Borrowers and their consolidated Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, together with the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and results of operation of Borrowers and their consolidated Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to
      Section 8.2(a). Such statements shall be certified to be correct by the chief financial or accounting officer of the Parent, subject to normal year-end adjustments.

           (c) As soon as available, but in any event not later than 30 days after the end of each month, consolidated and consolidating unaudited balance sheets of the Borrowers and their consolidated Subsidiaries as at the end of such month, and consolidated and consolidating unaudited statements of income and expenses and cash flow statements for the Borrowers and their consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrowers and their consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 8.2(a). Such statements shall be certified to be correct by the chief financial or accounting officer of the Parent, subject to normal year-end adjustments.

           (d) With each of the audited Financial Statements delivered pursuant to Section 8.2(a), a certificate of the independent certified public accountants that examined such statements to the effect that they have reviewed and are familiar with the Loan Documents and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted an Event or Event of Default, except for those, if any, described in reasonable detail in such certificate.

           (e) With each of the annual audited and quarterly unaudited Financial Statements delivered pursuant to Sections 8.2(a) and 8.2(b), a certificate of the chief executive or chief financial officer of the Parent (i) setting forth in reasonable detail the calculations required to establish that the Borrowers were in compliance with its covenants set forth in Sections 10.19 through 10.23 during the period covered in such Financial Statements, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are correct and complete as at the date of such certificate as if made at such time, (B) no Event or Event of Default then exists or existed during the period covered by such Financial Statements and (iii) describing and analyzing in reasonable detail all material trends, changes and developments in such Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that an Event or Event of Default existed or exists, such certificate shall set forth what action the Borrowers have taken or propose to take with respect thereto.

           (f) No sooner than 90 days and no later than 30 days prior to the beginning of each Fiscal Year, consolidated and consolidating projected balance sheets, statements of income and expense, and statements of cash flow for each Borrower and its Subsidiaries as at the end of and for each month of such Fiscal Year.

           (g) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which any Borrower makes available to its stockholders.

           (h) Promptly after filing with the PBGC, DOL, or IRS, a copy of each annual report or other filing or notice filed with respect to each Plan of any Borrower or any ERISA Affiliate.

           (i) Promptly, and in any event within 30 days of the receipt thereof, copies of any management letter received from the independent certified accountants retained by each Borrower.

           (j) Such additional information as the Lender may from time to time reasonably request regarding the financial and business affairs of any Borrower or any Subsidiary, including, without limitation, projections of future operations on both a consolidated and consolidating basis.

      8.3 Notices to Lender. Each Borrower shall notify the Lender in writing of the following matters at the following times:

           (a) Immediately after becoming aware of the existence of any Event or Event of Default.

           (b) Immediately after becoming aware that the holder of any capital stock of any Borrower or of any Debt has given notice or taken any action with respect to a claimed default.

           (c) Immediately after becoming aware of any material adverse change in any Borrower's Property, business, operations, or condition (financial or otherwise).

           (d) Immediately after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Public Authority, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or any Borrower's Property, business, operations, or condition (financial or otherwise).

           (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute affecting any Borrower or any of its Subsidiaries.

           (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Public Authority applicable to any Borrower, any Subsidiary, or their respective Properties which may materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or such Borrower's Property, business, operations, or condition (financial or otherwise).

           (g) Immediately after becoming aware of any violation by any Borrower of Environmental Laws or immediately upon receipt of and any notice that a Public Authority has asserted that such Borrower is not in compliance with Environmental Laws or that its compliance is being investigated.

           (h) Thirty (30) days prior to any Borrower changing its name or the address of its chief executive office.

           (i) Immediately after becoming aware of any ERISA Event, accompanied by any materials required to be filed with the PBGC with respect thereto; immediately after any Borrower's receipt of any notice concerning the imposition of any withdrawal liability under Section 4042 of ERISA with respect to a Plan; immediately upon the establishment of any Pension Plan not existing at the Closing Date or the commencement of contributions by any Borrower to any Pension Plan to which such Borrower was not contributing at the Closing Date; and immediately upon becoming aware of any other event or condition regarding a Plan or any Borrower's or an ERISA Affiliate's compliance with ERISA, which may materially and adversely affect such Borrower's Property, business, operation, or condition (financial or otherwise).

Each notice given under this Section 8.3 shall describe the subject matter thereof in reasonable detail and shall set forth the action that the applicable Borrower has taken or proposes to take with respect thereto.


     9. GENERAL WARRANTIES AND REPRESENTATIONS.

     The Borrowers, jointly and severally, continuously warrant and represent to the Lender, at all times during the term of this Agreement and until all Obligations have been satisfied, that, except as hereafter disclosed to and accepted by the Lender in writing:

     9.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant the Security Interest. Each Borrower has taken all necessary corporate action (including, without limitation, obtaining approval of its stockholders) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or declaration or filing with, any Public Authority, and no consent of any other Person, is required in connection with any Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents, except for those already duly obtained. This Agreement and the other Loan Documents have been duly executed and delivered by each Borrower and constitutes the legal, valid and binding obligation of each Borrower, enforceable against it in accordance with its terms without defense, setoff, or counterclaim. No Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents does or will conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of such Borrower or any of its Subsidiaries (except as contemplated by this Agreement and the other Loan Documents) by reason of the terms of (a) any mortgage, lease, agreement, or instrument to which such Borrower or any of its Subsidiaries is a party or which is binding upon it, (b) any judgment, law, statute, rule or governmental regulation applicable to such Borrower or any of its Subsidiaries, or (c) the Certificate or Articles of Incorporation or By-Laws of such Borrower or any of its Subsidiaries.

     9.2 Validity and Priority of Security Interest. The provisions of this Agreement, the Mortgages, and the other Loan Documents create legal and valid Liens on all the Collateral in the Lender's favor, and when all proper filings, recordings, and other actions necessary to perfect such Liens have been made or taken, such Liens will constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral except for the Permitted Liens identified in Section 7.4 and enforceable against each Borrower and all third parties.

     9.3 Organization and Qualification. Each Borrower: (a) is duly incorporated and organized and validly existing in good standing under the laws of the State of its incorporation; (b) is qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the failure to so qualify would not have a material adverse effect on its business or financial condition or on its ability to enforce collection of Accounts; and
(c) has all requisite power and authority to conduct its business and to own its Property.

     9.4 Corporate Name; Prior Transactions. No Borrower has, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its Property out of the ordinary course of business, except as set forth on Schedule 9.4.

     9.5 Subsidiaries and Affiliates. Schedule 9.5 is a correct and complete list of the name and relationship to each Borrower of each and all of the applicable Borrower's Subsidiaries and other Affiliates (other than Affiliates of Parent of the type described in clause (b) of the definition "Affiliate"). Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on
Schedule 9.5, and (b) qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the failure to do so would have a material adverse effect on its business or financial condition or on its ability to enforce collection of Accounts.

     9.6 Financial Statements and Projections.

     (a) The Borrowers have delivered to the Lender the audited balance sheet and related statements of income, retained earnings, changes in financial position, and changes in stockholders equity for the Borrowers as of May 31, 1996 and for the Fiscal Year then ended, accompanied by the report thereon of the Borrowers' independent certified public accountants, Coopers & Lybrand. The Borrowers have also delivered to the Lender the unaudited balance sheet and related statements of income and changes in financial position for Borrowers, as at August 30, 1996 and for the 3 months then ended. Such financial statements are attached hereto as Exhibit B-1. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly the Borrowers' financial position as at the dates thereof and its results of operations for the periods then ended.

     (b) The Latest Projections represent the Borrowers' best estimate of Borrowers' future financial performance for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrowers believe are fair and reasonable in light of current and reasonably foreseeable business conditions.

     (c) The pro forma consolidated balance sheet of the Borrowers as at September 30, 1996, attached hereto as Exhibit B-2, presents fairly and accurately the Borrowers' financial condition as at such date as if the transactions contemplated hereby had occurred on such date and the Closing Date had been such date, and has been prepared in accordance with GAAP.

     9.7 Capitalization. (a) As of the October 25, 1996, Parent's authorized capital stock consists of (i) 15,000,000 shares of common stock, par value $.01 per share, of which 5,099,382 shares are validly issued and outstanding and
(ii) 1,000,000 shares of preferred stock, par value of $.01 per share, of which no shares are issued and outstanding.

     (b) Outlook Label's authorized capital stock consists of 500,000 shares of common stock, no par value, of which 2,828 shares are validly issued and outstanding and are owned beneficially and of record by Parent;

     (c) Outlook Food's authorized capital stock consists of 9,000 shares of common stock, par value $1.00 per share, of which 100 shares are validly issued and outstanding and are owned beneficially and of record by Parent;

     (d) Outlook Packaging's authorized capital stock consists of 9,000 shares of common stock, par value $1.00 per share, of which 10 shares are validly issued and outstanding and are owned beneficially and of record by Parent; and

     (e) Barrier's authorized capital stock consists of 200,000 shares of common stock, par value $.01 per share, of which 91,100 shares are validly issued and outstanding, fully paid and non-assessable, and are owned beneficially and of record by Parent.

     (f) All such shares of capital stock referred to in this Section 9.7 are fully paid and non-assessable, except insofar as personal liability may be imposed upon a shareholder pursuant to Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts owing to employees for services performed.

     9.8 Solvency. Parent, on a consolidated basis, is Solvent prior to and after giving effect to the making of the Term Loans and each Revolving Loan and the issuance of each Letter of Credit.

     9.9 Debt. No Borrower has any Debt, except (a) the Obligations, (b) Debt set forth in the most recent Financial Statements delivered to the Lender, or the notes thereto, (c) trade payables and other contractual obligations arising in the ordinary course of business since the date of such Financial Statements, and (d) Debt incurred since the date of such Financial Statements to finance Capital Expenditures permitted hereby.

     9.10 Distributions. Since May 31, 1996, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of Parent.

     9.11 Title to Property. Except for Property which a Borrower leases, each Borrower has good and marketable title in fee simple to, or a valid leasehold interest in, its Premises and good, indefeasible, and merchantable title to all of its other Property including, without limitation, the assets reflected on the most recent Financial Statements delivered to the Lender, except as disposed of since the date thereof in the ordinary course of business.

     9.12 Adequate Assets. Each Borrower possesses adequate assets for the conduct of its business.

     9.13 Real Property; Leases.   Schedule 9.13 is a correct and complete list
of all real property owned by each Borrower, all leases and subleases of real or personal property by such Borrower as lessee or sublessee, and all leases and subleases of real or personal property by such Borrower as lessor or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect and no default by any party to any such lease or sublease exists.

     9.14 Proprietary Rights. Schedule 9.14 is a correct and complete list of each Borrower's Proprietary Rights. None of the Proprietary Rights are subject to any licensing agreement or similar arrangement except as set forth on
Schedule 9.14. None of the Proprietary Rights infringe on or conflict with any other Person's Property and no other Person's Property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on

Schedule 9.14 constitute all of the Property of such type necessary to the current and anticipated future conduct of each Borrower's business.

     9.15 Trade Names and Terms of Sale. All trade names or styles under which each Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 9.15.

     9.16 Litigation. Except as set forth on Schedule 9.16, there is no pending or, to the best of any Borrower's knowledge, threatened, action, suit, proceeding, or counterclaim by any Person, or investigation by any Public Authority, or any basis for any of the foregoing, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or any Borrower's Property, business, operations, or condition (financial or otherwise).

     9.17 Restrictive Agreements. No Borrower is a party to any contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects such Borrower's Property, business, operations, or condition (financial or otherwise).

     9.18 Labor Disputes. Except as set forth on Schedule 9.18: (a) there is no collective bargaining agreement or other labor contract covering employees of any Borrower or any of its Subsidiaries; (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement; (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Borrower or any of its Subsidiaries or for any similar purpose; and (d) there is no pending or, to the best of any Borrower's knowledge, threatened strike, work stoppage, material unfair labor practice claims, or other material labor dispute against or affecting any Borrower, or any of its Subsidiaries or their respective employees.

     9.19 Environmental Laws.  Except as otherwise disclosed on Schedule 9.19:

           (a) Each Borrower and its Subsidiaries have complied in all material respects with all Environmental Laws applicable to its Premises and business, and no Borrower or any Subsidiary nor any of its present Premises or operations, nor its past property or operations, is subject to any enforcement order from or liability agreement with any Public Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

           (b) Each Borrower and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and each Borrower and its Subsidiaries are in compliance with all terms and conditions of such permits.

           (c) No Borrower or any of its Subsidiaries, nor, to the best of any Borrower's knowledge, any of its predecessors in interest, has stored, treated or disposed of any hazardous waste on any Premises, as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law.

           (d) No Borrower or any of its Subsidiaries has received any summons, complaint, order or similar written notice that it is not currently in compliance with, or that any Public Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

           (e) None of the present or past operations of any Borrower or its Subsidiaries is the subject of any investigation by any Public Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

           (f) There is not now, nor to the best of any Borrower's knowledge has there ever been on or in such Borrower's Premises:

           (i)   any underground storage tanks or surface impoundments,

           (ii)  any asbestos containing material, or

           (iii) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment.

           (g) No Borrower or any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted release or discharge of a Contaminant into the environment.

           (h) No Borrower or any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including, without limitation, the prior owner of its property) imposing material obligations or liabilities on such Borrower or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

           (i) None of the products manufactured, distributed or sold by any Borrower or any of its Subsidiaries contain asbestos material.

           (j) No Environmental Lien has attached to any Premises of any Borrower or any of its Subsidiaries.

     9.20 No Violation of Law. No Borrower is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation would in any respect materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or such Borrower's Property, business, operations, or condition (financial or otherwise).

     9.21 No Default. No Borrower is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Borrower is a party or bound, which default could reasonably be expected to materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or such Borrower's Property, business, operations, or condition (financial or otherwise).

     9.22 ERISA Compliance.  Except as specifically disclosed in Schedule 9.22:

           (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of each Borrower, nothing has occurred which would cause the loss of such qualification. Each Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

           (b) There are no pending or, to the best knowledge of any Borrower, threatened claims, actions or lawsuits, or action by any Public Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on such Borrower's business or operations. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on any Borrower's business or operations.

           (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any unfunded pension liability; (iii) no Borrower or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Borrower or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that could subject any Person to Section 4069 or 4212(c) of ERISA.

     9.23 Taxes. Each Borrower and its Subsidiaries have filed all tax returns and other reports required to be filed and have paid all Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets that are otherwise due and payable.

     9.24 Use of Proceeds. (a) None of the transactions contemplated in this Agreement (including, without limitation, the use of proceeds from the Loans) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), 12 CFR, Chapter II. No Borrower owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation U or G. None of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

           (b) Attached hereto as Schedule 9.24 is a summary of the sources and uses of funds on the date of the initial Borrowing.

     9.25 Private Offerings. No Borrower has, directly or indirectly, offered the Loans for sale to, or solicited offers to buy part thereof from, or otherwise approached or negotiated with respect thereto with any prospective purchaser other than Lender. Each Borrower hereby agrees that neither it nor anyone acting on its behalf has offered or will offer the Loans or any part thereof or any similar securities for issue or sale to or solicit any offer to acquire any of the same from anyone so as to bring the issuance thereof within the provisions of Section 5 of the Securities Act of 1933, as amended.

     9.26 Broker's Fees. No Person is entitled to any brokerage or finder's fee with respect to the transactions described in this Agreement.

     9.27 No Material Adverse Change. Except as disclosed on Schedule 9.27, no material adverse change has occurred in any Borrower's Property, business, operations, or condition (financial or otherwise) since July 31, 1996.

     9.28 Disclosure. Neither this Agreement nor any document or statement furnished to the Lender by or on behalf of any Borrower hereunder contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.


     10. AFFIRMATIVE AND NEGATIVE COVENANTS. The Borrowers, jointly and severally, covenant that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

     10.1 Taxes and Other Obligations. Each Borrower and each of its Subsidiaries shall: (a) file when due, subject to any extensions granted by the applicable taxing authority, all tax returns and other reports which it is required to file, pay, or provide for the payment, when due, of all Taxes, fees, assessments and other governmental charges against it or upon its Property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and shall provide to the Lender, upon request, satisfactory evidence of its timely compliance with the foregoing; and (b) pay when due all Debt owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however that any such Borrower and its Subsidiaries need not pay any tax, fee, assessment, governmental charge, or Debt, or perform or discharge any other obligation, that it is contesting in good faith by appropriate proceedings diligently pursued.

     10.2 Corporate Existence and Good Standing. Each Borrower and each of its Subsidiaries shall maintain its corporate existence and its qualification and good standing in all states necessary to conduct its business and own its Property, and shall obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to conduct its business and own its Property.

     10.3 Compliance with Law and Agreements. Each Borrower and each of its Subsidiaries shall comply with the terms and provisions of each judgment, law, statute, rule, and governmental regulation applicable to it and each contract, mortgage, lien, lease, indenture, order, instrument, agreement, or document to which it is a party or by which it is bound.

     10.4 Maintenance of Property and Insurance. Each Borrower and each of its Subsidiaries shall: (a) maintain all of its Property necessary and useful in its business in good operating condition and repair, ordinary wear and tear excepted; and (b) in addition to the insurance required by Section 7.7, maintain with financially sound and reputable insurers such other insurance with respect to its Property and business against casualties and contingencies of such types (including, without limitation, business interruption, environmental liability, public liability, product liability, and larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary for Persons of established reputation engaged in the same or a similar business and similarly situated, naming the Lender, at its request, as additional insured under each such policy.

     10.5 Environmental Laws. Each Borrower shall conduct its business in full compliance with all Environmental Laws applicable to it, including, without limitation, those relating to such Borrower's generation, handling, use, storage, and disposal of hazardous and toxic wastes and substances. Each Borrower shall take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Lender on such response. Without limiting the generality of the foregoing, whenever any Borrower gives notice to the Lender pursuant to Section 8.3(g) such Borrower shall, at the Lender's request and the applicable Borrowers' expense:
(a) cause an independent environmental engineer acceptable to the Lender to conduct such tests of the site where such Borrower's noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Lender a report setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and (b) provide to the Lender a supplemental report of such engineer whenever the scope of the environmental problems, or the Borrowers' response thereto or the estimated costs thereof, shall change.

     10.6 ERISA. Each Borrower shall cause each Plan, which has been designated to be so, to be qualified within the meaning of Section 401(a) of the Code and to be administered in all respects in compliance with Section 401(a) of the Code. Each Borrower shall cause each Plan to be administered in all respect in compliance with ERISA.

     10.7 Mergers, Consolidations, Acquisitions, or Sales. No Borrower or any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its Property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except sales of Inventory in the ordinary course of its business and sales of Equipment permitted by Section 7.12.

     10.8 Distributions; Capital Changes. No Borrower or any of its Subsidiaries shall: (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to a Borrower by a Subsidiary wholly owned by such Borrower subject to the limitations set forth in Section 10.13; or (b) make any change in its capital structure which could adversely affect the repayment of the Obligations.

     10.9 Transactions Affecting Collateral or Obligations. No Borrower or any of its Subsidiaries shall enter into any transaction which materially and adversely affects the Collateral or such Borrower's ability to repay the Obligations.

     10.10 Guaranties. No Borrower or any of its Subsidiaries shall make, issue, or become liable on any Guaranty, except (i) Guaranties in favor of the Lender and endorsements of instruments for deposit, (ii) Guaranties of the obligations of a Borrower under the SWIB Loan Documents and (iii) the GE Operating Lease Guaranties.

     10.11 Debt. No Borrower or any of its Subsidiaries shall incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; (c) other Debt existing on the Closing Date and reflected in the Financial Statements attached as Exhibit B-1 or any refinancing thereof (provided that in the case of industrial revenue bonds and SWIB Debt, once such Debt has been repaid it may not be refinanced or reborrowed and provided further that any refinancing of the SWIB Debt shall comply with the provisions of Section 10.27 applicable to amendments of the SWIB Loan Documents); and (d) Debt consisting of Capital Leases or purchase money Debt in each case, incurred solely to acquire an item of Equipment, incurred concurrently with the acquisition thereof and secured solely by a Lien on the Equipment so acquired; provided that the amount of each such Debt does not exceed the price of the Equipment so purchased and the aggregate amount of all such Debt shall not exceed $250,000.

     10.12 Prepayment. No Borrower or any of its Subsidiaries shall voluntarily prepay any Debt, except the Obligations; provided that Borrowers may refinance the SWIB Debt on terms consistent with the amendment thereof permitted under Section 10.27.

     10.13 Transactions with Affiliates. Except as set forth below and as disclosed on Schedule 9.5, no Borrower or any of its Subsidiaries shall: sell, transfer, distribute, or pay any money or Property to any Affiliate, or lend or advance money or Property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness or any Property of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate, except
(a) so long as no Event of Default has occurred and is continuing, each Borrower and its Subsidiaries may engage in transactions with Affiliates in the ordinary course of business in amounts and upon terms fully disclosed to the Lender and no less favorable to such Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a third party who is not an Affiliate, (b) Borrowers may pay Distributions to the Parent and (c) Parent may make intercompany loans to any other Borrower and each Borrower (other than Parent) may make intercompany loans to any other Borrower; provided that in the case of Distributions permitted by clause (b) above and intercompany loans permitted by clause (c) above: (i) no Event of Default shall have occurred and be continuing after giving effect to any such intercompany loan or Distribution and (ii) after giving effect to any such intercompany loan or Distribution, the Revolving Loans and Letters of Credit (other than IRB Letters of Credit) outstanding to each Borrower shall not exceed 90% of that Borrower's separate borrowing Base.

     10.14 Business Conducted. No Borrower or any of its Subsidiaries shall engage, directly or indirectly, in any line of business other than the businesses in which such Borrower and its Subsidiaries are engaged on the Closing Date.

     10.15 Liens. No Borrower or any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any Property now owned or hereafter acquired by any of them, except Permitted Liens.

     10.16 Sale and Leaseback Transactions. No Borrower or any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for such Borrower or a Subsidiary to lease or rent Property that such Borrower or a Subsidiary has or will sell or otherwise transfer to such Person, except that Parent and Outlook Packaging may effect the GECC Transaction so long as Lender, on or prior to the date of the consummation of the GECC Transaction, shall have received fully executed originals of each GECC Operating Lease Document, each such GECC Operating Lease Document to be in form and substance satisfactory to Lender.

     10.17 New Subsidiaries. No Borrower shall, directly or indirectly, organize or acquire any Subsidiary.

     10.18 Restricted Investments. No Borrower or any of its Subsidiaries shall make any Restricted Investment.

     10.19 Capital Expenditures. Borrowers and their Subsidiaries shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures (other than Specified Capital Expenditures) by Borrowers on a consolidated basis would exceed the following respective amounts in the following respective Fiscal Years:

                      CapEx Limit  Fiscal Year
                      -----------  ----------------------
                      $2,000,000     1997
                      $3,000,000     1998
                      $4,000,000     1999 and each Fiscal
                                          Year thereafter


     10.20 Operating Lease Obligations. The Borrowers and their Subsidiaries shall not enter into any lease of real or personal property as lessee or sublessee (other than Capital Leases), if, after giving effect thereto, the aggregate amount of Rentals (as hereinafter defined) payable by the Borrowers and their Subsidiaries in any Fiscal Year in respect of such lease and all other such leases would exceed (such amount being referred to herein as "Permitted Rentals") (x) prior to the consummation of the GECC transaction, $4,214,000 for the 1997 Fiscal Year, $4,428,000 for the 1998 Fiscal Year, and $4,628,000 for each Fiscal Year thereafter and (y) after the consummation of the GECC Transaction, $3,600,000 for the 1997 Fiscal Year, $3,200,000 for the 1998 Fiscal Year, and $3,400,000 for each Fiscal Year thereafter. The term "Rentals" means all payments due from the lessee or sublessee under a lease, including, without limitation, basic rent, percentage rent, property taxes, utility or maintenance costs, and insurance premiums.

     10.21 Fixed Charge Coverage Ratio. The Borrowers will maintain a Fixed Charge Coverage Ratio, (i) for the fiscal quarter ended November 30, 1996, of not less than .90 to 1.0, (ii) for the two consecutive fiscal quarters (taken as one accounting period) ended February 28, 1997, of not less than 1.10 to 1.0, (iii) for the three consecutive fiscal quarters (taken as one accounting period) ended May 31, 1997, 1.20 to 1.0, and (iv) for any period of four consecutive fiscal quarters (in each case taken as one accounting period) ended on each date set forth below of less than the ratio set forth opposite such date below:


Ratio        Fiscal Quarter
-----        Ended
             -----
             August 31 and November 30, 1997
1.25 to 1.0  February 28, 1998 and each fiscal
1.20 to 1.0  quarter thereafter

     10.22 Debt Ratio. The Borrowers will not permit the ratio of Debt to Adjusted Tangible Net Worth to exceed the following amounts during the following periods:

Ratio        Fiscal Quarter
-----        Ended
             -----
1.60 to 1.0  From and including
             the last day of the
             fiscal quarter
             ended in November,
             1996 to but
             excluding the last
             day of the fiscal
             quarter ended in
             February, 1997
1.50 to 1.0  Thereafter from and
             including the last
             day of the fiscal
             quarter ended in
             February, 1997 to
             but excluding the
             last day of the
             fiscal quarter
             ended in May, 1997
1.40 to 1.0  Thereafter from and
             including the last
             day of the fiscal
             quarter ended in
             May, 1997 to but
             excluding the last
             day of the fiscal
             quarter ended in
             November, 1997
1.30 to 1.0  Thereafter from and
             including the last
             day of the fiscal
             quarter ended in
             November, 1997 to
             but excluding the
             last day of the
             fiscal quarter
             ended in May, 1998
1.20 to 1.0  Thereafter from and
             including the last
             day of the fiscal
             quarter ended in
             May, 1998 to but
             excluding the last
             day of the fiscal
             quarter ended in
             November, 1998
1.10 to 1.0  Thereafter from and
             including the last
             day of the fiscal
             quarter ended in
             November, 1998 to
             but excluding the
             last day of the
             fiscal quarter
             ended in May, 1999
1.00 to 1.0  Thereafter

    10.23 Adjusted Tangible Net Worth. The Borrowers will maintain Adjusted Tangible Net Worth of not less than the following amounts during the following periods:

Amount       Period
------       ------
$33,000,000  From and including
             the last day of the
             fiscal quarter
             ended in November,
             1996 to but
             excluding the last
             day of the fiscal
             quarter ended in
             February, 1997
$34,000,000  Thereafter from and
             including the last
             day of the fiscal
             quarter ended in
             February, 1997 to
             but excluding the
             last day of the
             fiscal quarter
             ended in May, 1997
$35,000,000  Thereafter from and
             including the last
             day of the fiscal
             quarter ended in
             May, 1997 to but
             excluding the last
             day of the fiscal
             quarter ended in
             August, 1997
$36,000,000  Thereafter from and
             including the last
             day of the fiscal
             quarter ended in
             August, 1997 to but
             excluding the last
             day of the fiscal
             quarter ended in
             November, 1997
$36,500,000  Thereafter from and
             including the last
             day of the fiscal
             quarter ended in
             November, 1997 to
             but excluding the
             last day of the
             fiscal quarter
             ended in February,
             1998
$37,500,000  Thereafter from and
             including the last
             day of the fiscal
             quarter ended in
             February, 1998 to
             but excluding the
             last day of the
             fiscal quarter
             ended in May, 1998
$38,500,000  Thereafter from and
             including the last
             day of the fiscal
             quarter ended in
             May, 1998 to but
             excluding the last
             day of the fiscal
             quarter ended in
             August, 1998

Amount                Period
------                ------
$39,500,000           Thereafter from and
                      including the last
                      day of the fiscal
                      quarter ended in
                      August, 1998 to but
                      excluding the last
                      day of the fiscal
                      quarter ended in
                      November, 1998
$41,000,000           Thereafter from and
                      including the last
                      day of the fiscal
                      quarter ended in
                      November, 1998 to
                      but excluding the
                      last day of the
                      fiscal quarter
                      ended in February,
                      1999
$42,500,000           Thereafter from and
                      including the last
                      day of the fiscal
                      quarter ended in
                      February, 1999 to
                      but excluding the
                      last day of the
                      fiscal quarter
                      ended in May, 1999
$43,500,000           Thereafter from and
                      including the last
                      day of the fiscal
                      quarter ended in
                      May, 1999 to but
                      excluding the last
                      day of the fiscal
                      quarter ended in
                      August, 1999

                      Thereafter from and
$43,500,000 plus      including the last
$1,250,000 for each   day of the fiscal
fiscal quarter        quarter then last
ending after the      ended to but
fiscal quarter        excluding the last
ended in August,      day of the
1999 and prior to     immediately
the date of           succeeding fiscal
determination         quarter ended


     10.24 Perpetual Inventory System. The Borrowers will perform monthly physical inventory counts and audits at Outlook Packaging, Outlook Foods and Barrier and deliver the results thereof to the Lender within fifteen (15) days after the last day of each calendar month until the Borrowers have implemented perpetual inventory systems for those Borrowers and the Lender is satisfied with the test count results as a verification of the accuracy of those perpetual inventory systems.

     10.25 Inventory Systems. Prior to November 30, 1996, the Borrowers shall implement an Inventory ageing system for each Borrower.

     10.26 Material Contracts. The Borrowers shall notify the Lender promptly upon the execution, modification, or termination of, or assertion of breach (or receipt of a notice of breach) with respect to any material purchase, supply or other agreement and, if requested by the Lender, shall supply true and correct copies of such agreements to the Lender. For the purposes of this Section a "material agreement" is any agreement pursuant to which any Borrower's aggregate annual funds expended or revenues received equals or exceeds $1,000,000.

     10.27 SWIB Debt; IRB Debt; GE Operating Lease Documents. No Borrower shall amend or modify any SWIB Loan Document, any industrial revenue bond agreement or any GE Operating Lease Document if the effect of such amendment or modification is to (a) increase the rate of interest, fees or rentals payable with respect thereto; (b) change the dates on which any payments are due thereunder other than to extend such dates; (c) make more restrictive the covenants or defaults contained therein; (d) accelerate the date for payment or redemption of any such Debt or lease payments; or (e) grant any Lien to secure the payment thereof other than Liens in effect on the date hereof or contemplated by the SWIB Loan Documents as in effect on the date hereof.

     10.28 Further Assurances. The Borrowers shall execute and deliver, or cause to be executed and delivered, to the Lender such documents and agreements, and shall take or cause to be taken such actions, as the Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.


     11. CLOSING; CONDITIONS TO CLOSING. The Lender will not be obligated to make the initial Loans or to obtain any Letters of Credit (including any IRB Letter of Credit) on the Closing Date, unless the following conditions precedent have been satisfied in a manner satisfactory to Lender:

     11.1 Conditions Precedent to Making of Loans on the Closing Date.

           (a) Representations and Warranties; Covenants. The Borrowers' representations and warranties contained in this Agreement and the other Loan Documents shall be correct and complete; the Borrowers shall have performed and complied with all covenants, agreements, and conditions contained herein and in the other Loan Documents which are required to have been performed or complied with.

           (b) Delivery of Documents. The Borrowers shall have delivered, or caused to be delivered, to the Lender such documents, instruments and agreements as the Lender shall request in connection herewith, duly executed by all parties thereto other than the Lender, and in form and substance satisfactory to the Lender and its counsel.

           (c) Termination of Liens. The Lender shall have received duly executed UCC-3 Termination Statements and other instruments, in form and substance satisfactory to the Lender, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrowers and their Subsidiaries except Permitted Liens.

           (d) Appraisals. The Lender shall have received written reports of appraisals of the Equipment performed by independent appraisers acceptable to the Lender and on a basis satisfactory to the Lender, and stating a fair market value of the Premises and an orderly liquidation value of the Equipment satisfactory to the Lender.

           (e) Environmental Compliance. The Lender shall have received evidence satisfactory to it that there does not exist on the Premises or in connection with the operation thereof or of the Borrowers' business, any material violation of any Environmental Laws.

           (f) Facility Fee and Collateral Management Fee. The Borrowers shall have paid in full the Facility Fee and initial Collateral Management Fee.

           (g) Payment of Fees and Expenses. The Borrowers shall have paid all fees and expenses of the Lender's outside counsel and all other fees and expenses of the Lender incurred in connection with any of the Loan Documents and the transactions contemplated thereby.

           (h) Required Approvals. The Lender shall have received certified copies of all consents or approvals of any Public Authority or other Person which the Lender determines is required in connection with the transactions contemplated by this Agreement.

           (i) No Material Adverse Change. There shall have occurred no material adverse change in the Borrowers' business, operations, profits, prospects or financial condition or in the Collateral and no changes in key management, loss of customers, decline in sales or profits, disposition or purchase of material assets, and no occurrence of material casualties to assets since July 26, 1996, and the Lender shall have received a certificate of Parent's chief executive officer to such effect.

           (j) Projections. The Borrowers shall have fiscal year to date net income before income taxes through the Closing Date in an amount equal to or in excess of the amount of net income before income taxes for that period reflected in the financial performance projections dated August 20, 1996 and delivered to the Lender.

           (k) Pro Forma. The Lender shall have received a pro forma balance sheet of the Borrowers dated as of the Closing Date which shall reflect no material changes from the latest pro forma balance sheet of the Borrowers delivered to the Lender prior to August 27, 1996.

           (l) Annual Financials. The Lender shall have received the Borrowers' annual audited financial statements for their fiscal year ending May 31, 1996.

           (m) SWIB Loan Documents. The Lender shall have received current and complete copies of all SWIB Loan Documents, as amended.

           (n) SWIB Intercreditor. The Lender shall have entered into an intercreditor agreement with SWIB.

           (o) Lien Waivers. The Lender shall have received landlord, mortgagee, bailee and consignee waivers as requested by Lender.

           (p) No Material Suits. No action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Public Authority that (i) could have a material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Borrowers or which could impair the Borrowers' ability to repay the Obligations or (ii) in the Lender's judgment could materially affect the transaction contemplated hereby.

           (q) Opinions. The Lender shall have received satisfactory opinions of counsel to the Borrowers with respect to the transactions contemplated hereby (including opinions of local counsel as to the Collateral and Lender's Security Interest in the Collateral).

           (r) Insurance. The Lender shall have received copies of the Borrowers' insurance policies and loss payee endorsements.

           (s) Consents. Third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained.

           (t) Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents, contemplated in connection herewith, shall be satisfactory in form and substance to the Lender and its counsel.

           (u) Excess Availability. After taking into account the Revolving Loans and the Letters of Credit (including IRB Letters of Credit) issued on the Closing Date and with all obligations of the Borrowers being current, there shall be remaining Availability of at least $1,600,000 and the Revolving Loans and Letters of Credit (excluding IRB Letters of Credit) made to each Borrower shall not exceed 90% of that Borrower's separate Borrowing Base.

     11.2 Conditions Precedent to Each Loan. The obligation of the Lender to make each Loan or to provide for the issuance or extension of any Letter of Credit (including any IRB Letter of Credit) shall be subject to the conditions precedent that on the date of any such extension of credit the following statements shall be true, and the acceptance by any Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses
(a) and (b), with the same effect as the delivery to the Lender of a certificate signed by the chief executive officer and chief financial officer of Parent, dated the date of such extension of credit, stating that:

           (a) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, except to the extent the Lender has been notified by the Parent that any representation or warranty is not correct and the Lender has explicitly waived in writing compliance with such representation or warranty; and

           (b) No Event or Event of Default has occurred and is continuing, or would result from such extension of credit.


     12. DEFAULT.

     12.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

           (a) failure to make payment of principal, interest, fees or premium on any of the Obligations when due;

           (b) any representation or warranty made or deemed made by any Borrower in this Agreement, any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Borrower or any Subsidiary at any time to the Lender shall prove to be untrue in any material respect as of the date when made, deemed made, or furnished;

           (c) (i) any default shall occur in the observance or performance of any of the covenants or agreements contained in any of Article 7, Section 8.2, 8.3, 10.4 or 10.7 through 10.29 hereof (other than a default under Section 10.16 as a result of a Lien involuntarily incurred, which is not otherwise an Event of Default hereunder) or (ii) any default shall occur in the observance or performance of any of the other covenants and agreements contained in this Agreement or under Section 10.16 hereof as a result of a Lien involuntarily incurred, any other Loan Documents, or any other agreement entered into at any time to which any Borrower or any Subsidiary thereof and the Lender are party in each case referred to in this clause (ii), if the same shall not have been cured within twenty
      (20) days following notice by the Lender to the Parent of the breach thereof, or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Lender) or become void or unenforceable, without the written consent of the Lender;

           (d) default shall occur in the payment of any principal or interest on any indebtedness for borrowed money (other than the Obligations) beyond any period of grace provided with respect thereto or any Event of Default shall occur and be continuing under the SWIB Loan Documents;

           (e) any Borrower or any Subsidiary shall: (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its Property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

           (f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement or readjustment of any Borrower's or any Subsidiary's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or any court shall enter a decree or order granting the relief sought in such case or proceeding;

           (g) a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for any Borrower or any Subsidiary or for all or any part of their Property shall be appointed involuntarily or a warrant of attachment, execution or similar process shall be issued against any part of the Property of such Borrower or any Subsidiary, and such appointment, warrant or similar process shall not be stayed or discharged within sixty (60) days;

           (h) any Borrower or any Subsidiary shall: (i) file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up; (ii) commence any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof; or (iii) have commenced against it any action or proceeding for dissolution, or shall take any corporate action in furtherance thereof and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or any court shall enter a decree or order granting relief sought in such case or proceeding;

           (i) all or any part of the Property of any Borrower shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Property or of such Borrower shall be assumed by any Public Authority or any court of competent jurisdiction at the instance of any Public Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

           (j) any guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

           (k) one or more final judgments for the payment of money aggregating in excess of $100,000 (whether or not covered by insurance) shall be rendered against any Borrower or any Subsidiary and such Borrower or such Subsidiary shall fail to discharge the same within thirty (30) days from the date of notice of entry thereof or to appeal therefrom;

           (l) any loss, theft, damage or destruction of any item or items of Collateral occurs which: (i) materially and adversely affects the operation of any Borrower's business or (ii) is material in amount and is not adequately covered by insurance;

           (m) Parent ceases to own all of the issued and outstanding capital stock of each other Borrower or any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC) of 30% or more of the outstanding capital stock of Parent;

           (n) any event or condition shall occur or exist with respect to a Plan that could, in the Lender's reasonable judgment, subject any Borrower or any Subsidiary to any tax, penalty or liability under ERISA, the Code or otherwise which in the aggregate is material in relation to the business, operations, Property or financial or other condition of such Borrower; or

           (o) there occurs any material adverse change in any Borrower's Property, business, operations, or condition (financial or otherwise).


     13. REMEDIES.

     (a) If an Event of Default exists, the Lender may, do one or more of the following at any time or times and in any order: (i) reduce the Availability or one or more of the elements thereof; (ii) restrict the amount of or refuse to make Revolving Loans and restrict or refuse to arrange for or extend Letters of Credit (including IRB Letters of Credit); (iii) terminate this Agreement; (iv) declare any or all Obligations to be immediately due and payable (provided however that upon the occurrence of any Event of Default described in Sections 12.1(e), 12.1(f), 12.1(g), or 12.1(h), all Obligations shall automatically, without notice or demand, become immediately due and payable); and (v) pursue its other rights and remedies under the Loan Documents and applicable law.

     (b) If an Event of Default exists: (i) the Lender shall have, in addition to all other rights, the rights and remedies of a secured party under the UCC;
(ii) the Lender may, at any time, take possession of the Collateral and keep it on any Borrower's premises, at no cost to the Lender, or remove any part of it to such other place or places as the Lender may desire, or each Borrower shall, upon the Lender's demand, at such Borrower's cost, assemble the Collateral and make it available to the Lender at a place reasonably convenient to the Lender; and (iii) the Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion, and may, if the Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Borrower agrees that any notice by the Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to such Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to Parent's address specified in or pursuant to Section 15.10. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Lender receives payment, and if the buyer defaults in payment, the Lender may resell the Collateral without further notice to the applicable Borrower. In the event the Lender seeks to take possession of all or any portion of the Collateral by judicial process, each Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Lender retain possession and not dispose of any Collateral until after trial or final judgment. Each Borrower agrees that the Lender has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Lender is hereby granted a license or other right to use, without charge, each Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each Borrower's rights under all licenses and all franchise agreements shall inure to the Lender's benefit. The proceeds of sale shall be applied first to all expenses of sale, including attorney's fees, and second, in whatever order the Lender elects, to all Obligations. The Lender will return any excess to the applicable Borrower or such other Person as shall be legally entitled thereto and each Borrower shall remain liable for any deficiency.

     (c) If an Event of Default occurs, each Borrower hereby waives (i) all rights to notice and hearing prior to the exercise by the Lender of the Lender's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing, and (ii) all rights of set-off and counterclaim against Lender.

     (d) If the Lender terminates this Agreement upon an Event of Default, the Borrowers shall pay the Lender, immediately upon termination, a fee equal to the early termination fee that would have been payable under Section 3.7 if this Agreement had been terminated on that date pursuant to the Borrowers' election.


     14. TERM AND TERMINATION. This Agreement shall expire on the Stated Termination Date unless earlier terminated. This Agreement may be renewed on the Stated Termination Date, unless this Agreement is terminated as provided below. To renew this Agreement, the Parent must notify the Lender at least ninety (90) days prior to the Stated

Termination Date and the Lender must notify the Parent at least forty-five (45) days prior to the Stated Termination Date if the Lender elects to accept that renewal request, which notice by the Lender shall specify the terms of the renewal, if any. The Lender and the Borrowers shall have the right to terminate this Agreement, without premium or penalty, at the end of the Stated Termination Date or at the end of any renewal term by giving the other written notice not less than sixty (60) days prior to the end of such term by registered or certified mail. The Parent may also terminate this Agreement at any time prior to the Stated Termination Date or any renewal term if: (a) it gives the Lender sixty (60) days prior written notice of termination by registered or certified mail; (b) it pays and performs all Obligations on or prior to the effective date of termination; and (c) it pays the Lender, on or prior to the effective date of termination, the early termination fee required by Section 3.7 and the LIBOR breakage costs required by Section 6.4. The Lender may also terminate this Agreement upon an Event of Default pursuant to
Section 13 (a). Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations shall become immediately due and payable and each Borrower shall immediately arrange for the cancellation of Letters of Credit (including IRB Letters of Credit) then outstanding. Notwithstanding the termination of this Agreement, until all Obligations (including, without limitation, all unpaid principal of and accrued interest on the Term Loan) are paid and performed in full, the Lender shall retain all its rights and remedies hereunder (including, without limitation, in all then existing and after-arising Collateral).


     15. MISCELLANEOUS.

     15.1 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Lender may have under the UCC or other applicable law. The Lender shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Lender may, without limitation, proceed directly against any or all of the Borrowers to collect the Obligations without any prior recourse to the Collateral.

     15.2 No Implied Waivers. No act, failure or delay by the Lender shall constitute a waiver of any of its rights and remedies. No single or partial waiver by the Lender of any provision of this Agreement or any other Loan Document, or of breach or default hereunder or thereunder, or of any right or remedy which the Lender may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. No waiver by the Lender shall affect its rights to require strict performance of this Agreement.

     15.3 Severability. If any provision of this Agreement shall be prohibited or invalid, under applicable law, it shall be is effective only to such extent, without invalidating the remainder of this Agreement.

     15.4 Governing Law. This Agreement shall be deemed to have been made in the

State of Illinois and shall be governed by and interpreted in accordance with the laws of such state, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction.

     15.5 Consent to Jurisdiction and Venue; Service of Process. Each Borrower agrees that, in addition to any other courts that may have jurisdiction under applicable laws, any action or proceeding to enforce or arising out of this Agreement or any of the other Loan Documents may be commenced in the Circuit Court of the State of Illinois for Cook County, or in the United States District Court for the Northern District of Illinois, and each Borrower consents and submits in advance to such jurisdiction and agrees that venue will be proper in such courts on any such matter. Each Borrower hereby waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to such Borrower. The choice of forum set forth in this section shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Agreement to enforce the same, in any appropriate jurisdiction.

     15.6 Waiver of Jury Trial. EACH BORROWER HEREBY WAIVES TRIAL BY JURY, RIGHTS OF SETOFF, AND THE RIGHT TO IMPOSE COUNTERCLAIMS IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN ANY BORROWER AND THE LENDER. EACH BORROWER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

     15.7 Survival of Representations and Warranties. All of each Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Lender or its agents.

     15.8 Other Security and Guaranties. The Lender may, without notice or demand and without affecting any Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

     15.9 Fees and Expenses. The Borrowers shall pay to the Lender on demand all costs and expenses that the Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Loan Documents, including, without limitation: (a) attorneys' and paralegal's fees and disbursements of counsel to the Lender (including, without limitation, $7,500 representing the allocable cost of in-house counsel and staff) for negotiation and closing of this Agreement; (b) costs and expenses including attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien searches; (d) Taxes, fees and other charges for recording the mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Security Interest; (e) sums paid or incurred to pay any amount or take any action required of a Borrower under the Loan Documents that such Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals together with an allocated charge of $500 per day for each auditor employed by the Lender for inspections of the Collateral and each Borrower's operations; (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) all amounts that a Borrower is required to pay under any letter of credit agreement with an issuing bank; (i) costs and expenses of preserving and protecting the Collateral; and (j) costs and expenses including attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) paid or incurred to obtain payment of the Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the Borrowers' loan accounts as Revolving Loans.

     15.10 Notices. Except as otherwise provided herein, all notices, demands, and requests that either party is required or elects to give to the other shall be in writing, shall be delivered personally against receipt, or sent by recognized overnight courier services, or mailed by registered or certified mail, return receipt requested, postage prepaid, and shall be addressed to the party to be notified as follows:

          If to the Lender:   BankAmerica Business Credit, Inc.
                              231 South LaSalle Street
                              16th Floor
                              Chicago, Illinois  60697

                              Attention:  Portfolio Manager

          with a copy to:     Bank of America NT&SA, Legal Department
                              10124 Old Grove Road
                              San Diego, California 92131

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



          If to any Borrower
           c/o Parent at:     Outlook Group Corp.
                              1180 American Drive
                              Neenah, Wisconsin  54957

                              Attention:  Chief Financial Officer


          with a copy to:     Quarles & Brady
                              411 E. Wisconsin Avenue
                              Milwaukee, Wisconsin  53202

                              Attention:  Jennifer V. Powers;



or to such other address as each party may designate for itself by like notice. Any such notice, demand, or request shall be deemed given when received if personally delivered or sent by overnight courier, or when deposited in the United States mails, postage paid, if sent by registered or certified mail.

     15.11 Indemnification. THE BORROWERS, JOINTLY AND SEVERALLY, HEREBY INDEMNIFY, DEFEND AND HOLD LENDER, AND ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL, HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, DEFICIENCIES, JUDGMENTS, PENALTIES OR EXPENSES IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM, WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL ARISING OUT OF OR BY REASON OF ANY LITIGATION, INVESTIGATIONS, CLAIMS, OR PROCEEDINGS (WHETHER BASED ON ANY FEDERAL, STATE OR LOCAL LAWS OR OTHER STATUTES OR REGULATIONS, INCLUDING, WITHOUT LIMITATION, SECURITIES, ENVIRONMENTAL, OR COMMERCIAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITY, OR ON CONTRACT OR OTHERWISE) COMMENCED OR THREATENED, WHICH ARISE OUT OF OR ARE IN ANY WAY BASED UPON THE NEGOTIATION, PREPARATION, EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY UNDERTAKING OR PROCEEDING RELATED TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACT, OMISSION TO ACT, EVENT OR TRANSACTION RELATED OR ATTENDANT THERETO, INCLUDING, WITHOUT LIMITATION, AMOUNTS PAID IN SETTLEMENT, COURT COSTS, AND THE FEES AND EXPENSES OF COUNSEL REASONABLY INCURRED IN CONNECTION WITH ANY SUCH LITIGATION, INVESTIGATION, CLAIM OR PROCEEDING AND FURTHER INCLUDING, WITHOUT LIMITATION, ALL LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES), EXPENSES OR LIABILITIES SUSTAINED BY THE LENDER IN CONNECTION WITH ANY ENVIRONMENTAL

INSPECTION, MONITORING, SAMPLING, OR CLEANUP OF THE ENCUMBERED REAL ESTATE REQUIRED OR MANDATED BY ANY ENVIRONMENTAL LAW; PROVIDED, HOWEVER, THAT NO BORROWER SHALL INDEMNIFY LENDER, ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL FROM SUCH DAMAGES RESULTING FROM THEIR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limiting the foregoing, if, by reason of any suit or proceeding of any kind, nature, or description against any Borrower, or by any Borrower or any other party against Lender, which in Lender's sole discretion makes it advisable for Lender to seek counsel for protection and preservation of its liens and security assets, or to defend its own interest, such expenses and counsel fees shall be allowed to Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 15.11 may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which they are permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified matters incurred by Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement. All of the foregoing costs and expenses shall be part of the Obligations and secured by the Collateral.

     15.12 Waiver of Notices. Unless otherwise expressly provided herein, each Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Borrower which the Lender may elect to give shall entitle such Borrower or any other Borrower to any or further notice or demand in the same, similar or other circumstances.

     15.13 Binding Effect; Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Borrower without the prior written consent of the Lender. The rights and benefits of the Lender hereunder shall, if the Lender so agrees, inure to any party acquiring any interest in the Obligations or any part thereof.

     15.14 Modification. This Agreement is intended by the Borrowers and the Lender to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by each Borrower and a duly authorized officer of the Lender.

     15.15 Counterparts. This Agreement may be executed in any number of counterparts, and by the Lender and each Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

     15.16 Captions. The captions contained in this Agreement are for convenience only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

     15.17 Right of Set-Off. Whenever an Event of Default exists, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or any affiliate of the Lender to or for the credit or the account of any Borrower against any and all of the Obligations, whether or not then due and payable. Lender agrees promptly to notify the applicable Borrower after any such set-off and application made by Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     15.18 Participating Lender's Security Interests. The Lender may, without notice to or consent by any Borrower, grant one or more participations in the Loans to Participating Lenders. If a Participating Lender shall at any time with the Parent's knowledge participate with the Lender in the Loans, each Borrower hereby grants to such Participating Lender, and the Lender and such Participating Lender shall have and are hereby given, a continuing lien on and security interest in any money, securities and other property of such Borrower in the custody or possession of the Participating Lender, including the right of setoff, to the extent of the Participating Lender's participation in the Obligations, and such Participating Lender shall be deemed to have the same right of setoff to the extent of Participating Lender's participation in the Obligations under this Agreement as it would have it were a direct lender.

     15.19 Joint and Several Liability. Each Borrower unconditionally guarantees the payment in full and performance of the other Borrowers' Obligations hereunder. Each Borrower shall be liable for all amounts due to the Lender under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower's Obligations with respect to Loans made to it, and each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Loans made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of that Borrower.

     Each Borrower's Obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (ii) the absence of any attempt to collect the Obligations from any other Borrower, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Lender with respect to any provision of any instrument evidencing the Obligations of any other Borrower, or any part thereof, or any other agreement now or hereafter executed by any other Borrower and delivered to the Lender, (iv) the failure by the Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Borrower, (v) the Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Lender's claim(s) for the repayment of the Obligations of any other Borrower under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Borrower. With respect to each Borrower's Obligations arising as a result of the joint and several liability of that Borrower hereunder with respect to Loans or other extensions of credit made to the other Borrowers hereunder, each Borrower waives, until the Obligations shall have been paid in full and the Loan Agreement shall have been terminated, any right to enforce any right of subrogation and any remedy which the Lender now has or may hereafter have against any other Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Lender to secure payment of the Obligations or any other liability of any other Borrower to the Lender.

     Upon any Event of Default, the Lender may proceed directly and at once, without notice, against any or all Borrowers to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Lender shall be under no obligation to marshal any assets in favor of that Borrower or against or in payment of any or all of the Obligations.

     The Obligations of each Borrower under this Section 15.19 (the Guarantor-Borrower) with respect to Loans (and interest, fees, and expenses with respect thereto) which were advanced to or incurred by the other Borrowers (and were not reloaned to the Guarantor-Borrower) shall be limited to an amount equal to the maximum amount of the claim which could be recovered from the Guarantor-Borrower under this Section 15.19 without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any similar state statute or common law.




                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                             OUTLOOK GROUP CORP.


                                             By:_________________________
                                             Title:______________________


                                             OUTLOOK LABEL SYSTEMS, INC.


                                             By:_________________________
                                             Title:______________________


                                             OUTLOOK FOODS, INC.


                                             By:_________________________
                                             Title:______________________


                                             OUTLOOK PACKAGING, INC.

                                             By:_________________________
                                             Title:______________________


                                             BARRIER FILMS CORPORATION


                                             By:_________________________
                                             Title:______________________


                                             BANKAMERICA BUSINESS
                                             CREDIT, INC.


                                             By:_________________________
                                             Title:______________________